UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PANEX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1000

(Primary Standard Industrial Classification Code Number)

59-2928366

(I.R.S. Employer Identification No.)

SEC NO.: 333-19871

Coresco AG, Level 3, Gotthardstrasse 20

6300, Zug, Switzerland

+41 41 711 0281

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Mr Mark Gasson

Panex Resources Inc.

Coresco AG

Level 3

Gotthardstrasse 20, 6300

Zug, Switzerland

Telephone: +41 41 711 0281

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock
Shares offered by the Company	500,000,000	$0.001	$500,000	$64.40
Shares offered by Selling Stockholders (4)	1,339,143,556	0.001	$1,339,143	$172.48
Total	1,839,143,556	0.001	$1,839,143	$236.88

(1) Pursuant to Rule 415(o) of the Securities Act, these securities are being offered by the Company and the Selling Stockholder named herein on a delayed or continuous basis. The offering price has been arbitrarily determined.

(2) The offering price has been arbitrarily determined.

(3)   Estimated solely for the purpose of calculating the registration fee under Rule 457(c) or (g) under the Securities Act of 1933 based on the closing bid quote for our common stock as of January 19, 2015.

(4) These are outstanding shares of common stock which may be offered for sale by certain Selling Stockholders pursuant to this registration statement on a securities market such as the Over-the-Counter Bulletin Board or other securities exchange at prevailing market prices or privately negotiated prices.

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 JANUARY __, 2015

A Total of 1,839,143,556 Shares of Common Stock Offered for Sale

500,000,000 Shares Offered at $0.001 Per Share by the Company

1,339,143,556 Shares Offered at Market Price by Selling Shareholders

Panex Resources Inc. (the “Company”) is offering for sale a total of up to 500,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) on a "self- underwritten," best efforts basis.   The shares will be offered at a price of $.001 per share for a period of at least six months but not more than 270 days from the date of this prospectus, and   we may close or terminate the Offering earlier than 270 days.   There is no minimum number of shares required to be purchased per investor, and we are not required to sell any minimum number of shares in the offering.   Proceeds from the offering will not be placed in escrow or similar type of account and will be immediately available for use by the Company. See "Use of Proceeds" and "Plan of Distribution."   We make no prediction how many shares we will sell, and we may not realize enough proceeds to remain in operation.   In addition, certain selling stockholders named in this prospectus (collectively the "Selling Stockholders") are offering for sale from time to time an aggregate of up to 1,339,143,556 shares of our common stock.

If we sell all of the 500,000,000 shares offered by the Company, we will receive $500,000 in estimated gross proceeds. The Company expects the net proceeds from the sale of fifty percent (50%) of the shares will sustain its operations for a period of 5 months. We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholder.

The shares being offered for resale by the Selling Stockholders will be offered and sold at $0.001 per share. If the Selling Shareholders sells all 1,339,143,556 shares at an estimated $0.001 per share (our market price as of the most recent practicable date), they may realize approximately $1,339,143.   The shares being offered for resale by the Selling Stockholders represent approximately 96% of the Company's current issued and outstanding Common Stock.   Also, sales of a substantial number of shares of our Common Stock by the Selling Stockholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.  The selling shareholders are deemed underwriters within the meaning of the Securities Act of 1933, as amended.  Accordingly the offering period of shares being sold by selling shareholders is 270 days from the date of effectiveness and the offering price by the selling shareholders is 270 days.  At the end of 270 days, selling shareholders will no longer be able to sell shares of common stock pursuant to this registration statement.  The offering price of shares being sold by selling shareholders is fixed at $0.001 per share during the effective period of this registration statement.

The Selling Stockholders and any broker/dealer executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Commissions received by any broker/dealer may be deemed to be underwriting commissions under the Securities Act. Proceeds received by the Selling Stockholders in excess of $120,000 represent underwriting discounts to the Selling Stockholders.

Panex’s shares of common stock are currently quoted on the Pink Sheets OTCQB under the symbol “OTCQB:DBGF”.   On January 20, 2015, the closing sale price of Panex’s shares of common stock was $0.001.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 8 WHICH DESCRIBE CERTAIN MATERIAL RISKS YOU SHOULD CONSIDER BEFORE INVESTING AND “DILUTION” BEGINNING ON PAGE 12 WHICH DESCRIBES THE IMMEDIATE DILUTION THAT INVESTORS IN THIS OFFERING WILL SUFFER.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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[Inside Cover of Prospectus]

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should read the entire prospectus before making an investment decision to purchase our Common Stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. This prospectus is not an offer to sell securities in any state where the offer is not permitted.

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PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.

In this prospectus, unless otherwise indicated, "we," "us," "our", "Panex" and the "Company" refer to Panex Resources, Inc.

OUR COMPANY

Panex is an exploration stage company engaged in the acquisition and exploration of mineral properties. From the time of its incorporation in 2004 to early 2014, Panex was actively engaged in the exploration of various mineral projects, prospective for gold, silver and copper. A combination of limited exploration success and a dwindling of its working capital meant that Panex had to withdraw from all its exploration projects. Management of Panex recently deemed that Panex was not a shell as defined pursuant to the Exchange Act Rule 12b-2 as a result of its current business operations and assets. Panex’s plan of operations is to conduct mineral exploration activities on mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits. Panex’s exploration program will be designed to explore for commercially viable deposits of base, precious and bulk commodity minerals, such as gold, silver, lead, barium, mercury, copper, and zinc minerals.

During the next 12 months, management’s objective is to recapitalize Panex, raise new capital and seek new investment opportunities, including those in Columbia, in the mineral sector. Panex is seeking a viable business opportunity through acquisition, merger or other suitable business combination method, with a focus on undervalued mineral properties for eventual acquisition. Panex intends to concentrate its acquisition efforts on mineral properties or mineral exploration businesses that management believes to be undervalued or that management believes may realize a substantial benefit from being publicly owned.

On September 27, 2010, Panex changed its name from “De Beira Goldfields Inc.” to “Panex Resources Inc.” At that time management wanted to expand the Company’s focus and identify and assess new projects for acquisition purposes that were more global in nature and believed that the name change would result in the Company having a name that more accurately reflected the new focus of its business. The name change has not yet had an impact on Panex’s business operation.

The accompanying financial statements have been prepared assuming Panex will continue as a going concern. As discussed in Note 1 to the financial statements, Panex has not generated any cash flow from operations and has accumulated losses since inception. These factors raise substantial doubt about Panex’s ability to continue as a going concern. Panex is in the exploration stage and to date has not generated any revenue. In an exploration stage company, management devotes most of its activities to acquiring and exploring mineral properties. The financial statements have been prepared on a going concern basis, which implies that Panex will continue to realize its assets and discharge its liabilities in the normal course of business. Panex is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. There is no guarantee that Panex will be able to raise any equity financing or generate profitable operations. As of August 31, 2014, Panex has accumulated losses of $12,842,165 since inception. These factors raise substantial doubt regarding Panex’s ability to continue as a going concern.

To date Panex has raised $13,969,321 via offerings and shares for debt completed between March 2005 and May 2014.

Please see DESCRIPTION OF BUSINESS – beginning on page 32 for detailed descriptions of our business operations.

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Although we have established more than one web site to market our products, prospective investors are strongly cautioned that any information appearing on one of our web sites should not be deemed to be a part of this prospectus and should not be utilized in making a decision whether to buy our Common Stock.

SUMMARY OF THIS OFFERING

Securities Offered By the Company	•	Up to 500,000,000 Shares of our Common Stock are being offered for sale by the Company.

	•	Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Price	•	We will sell the Shares at $0.001. This price was determined by us arbitrarily.

Securities Offered By Selling Stockholders	•

Up to 1,339,143,556 Shares of our Common Stock owned by Selling Stockholders are included in this Prospectus. The Selling Stockholders are not obligated to sell any Shares. The selling shareholders are deemed underwriters within the meaning of the Securities Act of 1933, as amended.  Accordingly the offering period of shares being sold by selling shareholders is 270 days from the date of effectiveness and the offering price by the selling shareholders is 270 days. At the end of 270 days, selling shareholders will no longer be able to sell shares of common stock pursuant to this registration statement. The offering price of shares by selling shareholders is fixed at $0.0001 per share during the life of this registration statement.

Offering Price	•

Selling shareholders may sell their shares of common stock for a period of 270 days from the effective date of this registration statement. At the end of 270 days, selling shareholders will no longer be able to sell shares of common stock pursuant to this registration statement. The offering price of shares by selling shareholders is fixed at $0.0001 per share during the life of this registration statement.

Number of shares outstanding before the offering	•	1,416,136,507 shares of Common Stock issued and outstanding as of January 20, 2015.

Total number of shares of Common Stock outstanding after the offering (if fully subscribed)	•	1,916,136,507 shares of Common Stock.

Net Proceeds to the Company	•	We intend to accomplish this Offering on a “self-underwritten” basis directly through our officers, directors and/or employees, who will not be separately compensated therefore. However, we reserve the right to utilize an underwriter in which case we will amend this Prospectus to disclose the material terms of such relationship as they pertain to the offering. Additionally, we estimate that costs of this offering for such items as legal and accounting fees, printing, and SEC registration fees, and other charges will total approximately $46,000. Thus net proceeds to the Company if this offering is fully subscribed without the use of underwriters will be $454,000 (assuming $46,000 in Offering expenses are paid).In the event that only 50% of the Shares are sold we will generate net proceeds of $204,000 (assuming $46,000 in Offering expenses are paid). In the event that we only sell 10% of the Shares, we will generate net proceeds of $4,000 (assuming $46,000 in Offering expenses are paid). We will not receive any proceeds from the sale of common stock by our selling shareholders.

Use of Proceeds	•

We will use the proceeds from this offering to: (1) strategy to secure interests in mineral projects (upon completion of the identification and evaluation phase) through farm-in arrangements; (2) exploration activities; and (3) provide working capital to finance corporate acquisitions and the integration of new technologies. A summary of our intended use of the proceeds of this offering is set forth in the section of this prospectus titled USE OF PROCEEDS

Consummation of the offering	•	We will terminate this offering upon the earlier to occur of (1) one year from the effective date of this prospectus, (2) sale of all the Shares being offered, or (3) any time after a minimum of six months from the date of the Prospectus at our sole discretion if we determine that it is in our best interests to withdraw the offering.

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RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our Common Stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently believe are immaterial, may also impair our business operations and financial results. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH PANEX'S BUSINESS

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARES WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our Shares on a “best efforts” basis, and there is no minimum number of Shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the Shares through our employees, officers and directors, who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all Shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the Shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the Shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

PANEX HAS INCURRED SIGNIFICANT OPERATING LOSSES SINCE INCEPTION AND EXPECTS THE LOSSES WILL CONTINUE INTO THE FUTURE. IF THE LOSSES CONTINUE, PANEX WILL HAVE TO SUSPEND OPERATIONS OR CEASE OPERATIONS.

Panex has no operating history upon which an evaluation of its future success or failure can be made.   Panex has incurred significant operating losses since inception and has limited financial resources to support it until such time that it is able to generate positive cash flow from operations. Panex’s net loss from inception to February 29, 2012 $12,842,165.   See “Management Discussion and Analysis” on page 42 for more details.

Panex’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to (1) locate a profitable mineral property, (2) generate revenues from its planned business operations, and (3) reduce exploration costs. Based upon current plans, Panex expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of any of Panex’s mineral properties to be identified and acquired in the future. Panex cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause Panex to suspend or cease operations.

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ALTHOUGH WE HAVE A WORKING CAPITAL SURPLUS, WE HAVE SIGNIFICANT CAPITAL REQUIREMENTS. WE MAY INCUR LOSSES UNTIL WE ARE ABLE TO GENERATE SUFFICIENT REVENUES TO OFFSET OUR EXPENSES. THEREFORE, INVESTORS MAY BE UNABLE TO SELL OUR SHARES AT A PROFIT OR AT ALL.

We had net income of $218,825 and a net loss ($143,626) for fiscal year ended August 31, 2014 and August 31, 2013, respectively. Although we have a working capital surplus of $1,230,666, we may not have sufficient operating capital. Given these possible financial results along with our expected cash requirements in 2014/2015, additional capital investment will be necessary to develop and sustain our operations.

OUR EXPLORATION ACTIVITIES ON OUR POTENTIAL MINING PROPERTIES MAY NOT BE SUCCESSFUL, WHICH COULD LEAD US TO ABANDON OUR PLANS TO DEVELOP THE PROPERTY AND OUR INVESTMENTS IN EXPLORATION.

Our long-term success depends on our ability to establish commercially recoverable quantities of minerals on our properties that can then be developed into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of mineral exploration is determined in part by the following factors:

•	identification of potential mineralization based on superficial analysis;

•	availability of government-granted exploration permits;

•	the quality of management and geological and technical expertise; and

•	the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop processes to extract the mineral, and to develop the mining and processing facilities and infrastructure at any chosen site. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of mineral and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralization in sufficient quantities on any of our potential properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of minerals on our properties.

AS PART OF OUR GROWTH STRATEGY, WE INTEND TO ACQUIRE ADDITIONAL MINERAL EXPLORATION PROPERTIES.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

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WE ARE RELATIVELY A NEW ENTRANT INTO THE MINERAL EXPLORATION INDUSTRY WITHOUT PROFITABLE OPERATING HISTORY.

Since inception, our activities have been limited to organizational efforts and obtaining working capital and seeking and identifying prospective mineral properties. We have recently been concentrating on acquiring and developing a very limited number of properties. As a result, there is limited information regarding production or revenue generation. As a result, our future revenues may be limited. The business of mineral acquisition and exploration is subject to many risks and if minerals are found in economic production quantities, the potential profitability of future possible mining ventures depends upon factors beyond our control. The potential profitability of mining mineral properties if economic quantities of minerals are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected grades of minerals; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

THE RISKS ASSOCIATED WITH EXPLORATION AND, IF APPLICABLE, MINING COULD CAUSE PERSONAL INJURY OR DEATH, ENVIRONMENTAL DAMAGES, DELAYS IN MINING, MONETARY LOSSESS AND POSSIBLE LEGAL LIABILITY.

We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved mineral reserves. We do not presently carry property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

THE MINERAL EXPLORATION AND MINING INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL.

The mineral exploration and mining industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce minerals but also market minerals and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive mineral properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low mineral market prices. Our larger competitors may be able to absorb the burden of present and future foreign, federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover productive prospects in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing mineral properties.

THE MARKETABILITY OF MINERALS WILL BE AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of minerals which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, market fluctuations in commodity pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of uranium and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

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MINERAL MINING OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION, WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED, CAUSING AN ADVERSE EFFECT ON OUR BUSINESS OPERATIONS.

If economic quantities of minerals is found by us in sufficient quantities to warrant mining operations, such mining operations are subject to foreign, federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Mining operations are also subject to foreign, federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

MINERAL EXPLORATION AND MINING ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS, WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUANCE OF OUR OPERATIONS.

Mineral exploration and future potential mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Our global operations, including those in Columbia, are also subject to many environmental protection laws. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential mineral mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

COSTS ASSOCIATED WITH ENVIRONMENTAL LIABILITIES AND COMPLIANCE MAY INCREASE WITH AN INCREASE IN FUTURE SCALE AND SCOPE OF OPERATIONS.

We believe that our operations will comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

ANY CHANGE IN GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in any applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

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PANEX MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

Panex’s independent auditors’ report on its financial statements as of August 31, 2011 includes an explanatory paragraph expressing substantial doubt about Panex’s ability to continue as a going concern. As a result of this going concern modification in Panex’s auditor’s report on its financial statements, Panex may have a difficult time obtaining significant additional financing. If Panex is unable to secure significant additional financing, Panex may be obligated to seek protection under the bankruptcy laws and its stockholders may lose their investment. For additional explanation regarding management’s plans see Footnote #1 to the audited financial statements attached to this registration statement.

PANEX HAS NO MINERAL PROPERTY ASSETS OR INTERESTS AND CANNOT GUARANTEE THAT IT WILL IDENTIFY OR ACQUIRE ANY MINERAL PROPERTY ASSETS OR INTERESTS.

Panex presently has no mineral property assets or mineral property interest in any mineral claim. Panex has not identified any mineral properties to acquire and Panex cannot guarantee it will ever find any mineral properties. Accordingly, Panex has no means of producing any income at this time. Even if Panex acquires a mineral property asset or mineral property interest and finds that there are minerals on the mineral claims, Panex cannot guarantee that it will be able to recover any minerals for an ore reserve or generate any cash flow from that ore reserve. Even if Panex recovers any minerals, it cannot guarantee that it will make a profit.

If Panex cannot acquire any mineral property assets or mineral property interests, or cannot find any minerals on such mineral properties, or it is not economical to recover the minerals from those mineral properties, Panex will have to cease operations.

PANEX DOES NOT HAVE SUFFICIENT FUNDS TO ACQUIRE AN INTEREST IN ANY MINERAL PROPERTY OR TO COMPLETE A PROPOSED MINERAL EXPLORATION PROGRAM ON A MINERAL PROPERTY.

Any of Panex’s future mineral exploration programs will be limited and restricted by the amount of working capital that Panex has and is able to raise from financings. Panex currently does not have sufficient funds to complete a proposed mineral exploration program on any mineral property. As a result, Panex may have to suspend or cease its operations.

Panex’s current operating funds are less than necessary to complete the acquisition and consummation of an interest in a mineral property or a proposed mineral exploration program on any mineral property, and therefore Panex will need to obtain additional financing in order to acquire an interest in a mineral property and to complete a proposed mineral exploration program. As of January 20, 2015, we have approximately $54,000 in cash. Panex currently does not have any operations and has generated no revenue from mining operations. A proposed mineral exploration program will call for significant expenses in connection with the exploration of the respective mineral property. During the 12 months ended December 31, 2015, it is estimated that Panex will need to raise additional capital of approximately $0.8 million to identify and acquire mineral property assets or mineral property interests and commence and complete any proposed mineral exploration programs. Panex will also require additional financing if the costs of the proposed exploration programs are greater than anticipated. Panex will require additional financing to sustain its business operations if Panex is not successful in generating revenues once exploration is complete. Obtaining additional financing would be subject to a number of factors, including the market prices for minerals, investor acceptance of Panex’s mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to Panex. The most likely source of future funds presently available to Panex is through the sale of equity capital. Any sale of share capital will result in dilution to existing stockholders. The only other anticipated alternatives for the financing of a proposed mineral exploration program would be (1) the offering by Panex of an interest in a mineral property to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated, or (2) private loans.

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PANEX MAY NOT HAVE ACCESS TO ALL OF THESUPPLIES AND MATERIALS IT NEEDS FOR ANY PROPOSED MINERAL EXPLORATION PROGRAM, WHICH COULD CAUSE PANEX TO DELAY OR SUSPEND OPERATIONS.

Competition and unforeseen limited sources of supplies and contractors in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment, such as drill rigs, bulldozers and excavators, and labor that Panex might need to conduct a mineral exploration program on any mineral property assets or mineral property interests it acquires. Panex has not attempted to locate or negotiate with any suppliers of products, equipment or materials. Panex will attempt to locate products, equipment and materials after it acquires a mineral property asset or mineral property interest. If Panex cannot find the products and equipment it needs for a proposed mineral exploration program, Panex will have to suspend the mineral exploration program until Panex can find the products and equipment it needs.

PANEX'S PROFITS, IF ANY, MAY BE NEGATIVELY IMPACTED BY CURRENCY EXCHANGE.

Panex’s assets, earnings and cash flows may be influenced by a wide variety of currencies due to the possible geographic diversities of the countries in which Panex may operate or acquire its mineral property assets or mineral property interests. Fluctuations in the exchange rate of those currencies may have a significant impact on Panex’s financial results. The U.S. dollar is the currency in which the majority of Panex’s costs are denominated. Operating costs are influenced by the currencies of those countries where Panex’s mineral properties may be located and also by those currencies in which the costs of imported equipment and services are determined. The U.S. dollar and the Australian dollar are the most important currencies influencing Panex’s operating costs. Given the dominant role of the U.S. currency in Panex’s affairs, the U.S. dollar is the currency in which Panex measures its financial performance. It is also the currency for borrowing and for holding surplus cash. Management does not generally believe that active currency hedging provides long-term benefits to Panex’s stockholders. Management may consider currency protection measures appropriate in specific commercial circumstances, subject to strict limits established by Panex’s board of directors. Therefore, in any particular year, currency fluctuations may have a significant impact on our financial results.

PANEX'S FOREIGN BUSINESS OPERATIONS ARE SUBJECT TO AND MAY BE ADVERSELY AFFECTED BY VARIOUS POLITCAL AND ECONOMIC FACTORS IN THOSE FOREIGN JURISDICTIONS.

Panex may operate in countries that are subject to various political, economic and other uncertainties, including among other things, the risks of war and civil unrest, expropriation, nationalization, renegotiation or nullification of existing concessions, licenses, permits, approvals and contracts, taxation policies, foreign exchange and repatriation restrictions, changing political conditions, international monetary fluctuations, currency controls and foreign governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In addition, if there is a dispute arising from foreign operations, Panex may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States or Australia. Panex also may be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. It is not possible for Panex to accurately predict such developments or changes in laws or policy or to what extent any such development or changes may have a material adverse effect on Panex’s business operations.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent registered public accounting firm’s report accompanying our Prospectus and December 31, 2013 and 2012 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

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BECASE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINERAL PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT PANEX'S BUSINESS WILL FAIL.

Exploration for minerals is a speculative venture necessarily involving substantial risk. Any mineral property that Panex may acquire or obtain an interest in may not contain commercially exploitable reserves of minerals. Also, the expenditures to be made by Panex in the exploration of the mineral properties may not result in the discovery of commercial quantities of minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In each such case, Panex would be unable to complete its business plan.

RISKS RELATED TO OUR COMMON STOCK

OUR OFFICERS AND DIRECTOR MAY BE SUBJECT TO CONFLICTS OF INTEREST.

Some of our officers and directors serve only part time and can become subject to conflicts of interest. Some devote part of their working time to other business endeavors, including consulting relationships with other entities, and have responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, our officers and directors could be subject to conflicts of interest. Currently, we have no policy in place to address such conflicts of interest.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT WOULD LEAD TO LOSS OF INVESTOR CONFIDENCE IN OUR REPORTED FINANCIAL INFORMATION.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual Report on Amendment No. 2 to Form 10-K for the fiscal year ending December 31, 2008, we have been required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

To maintain compliance with Section 404 of the Act, we engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging and requires management to dedicate scarce internal resources and to retain outside consultants.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for securities disclosure reporting deadlines. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

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THERE IS NO SIGNIFICANT ACTIVE TRADING MARKET FOR OUR SHARES, AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM PUBLICLY.

There is no significant active trading market for our shares, and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

•	Investors may have difficulty buying and selling our shares or obtaining market quotations;
•	Market visibility for our common stock may be limited; and
•	A lack of visibility for our common stock may depress the market price for our shares.

Moreover, the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors, including the following: (i) actual or anticipated fluctuations in our quarterly operating results and revisions to our expected results; (ii) changes in financial estimates by securities research analysts; (iii) conditions in the market for our products; (iv) changes in the economic performance or market valuations of companies specializing in the defense industries; (v) announcements by us or our competitors of new services, strategic relationships, joint ventures or capital commitments; (vi) addition or departure of key personnel; (vii) litigation related to any intellectual property; and (viii) sales or perceived potential sales of our shares.

In addition, the securities market has from time to time, and to an even greater degree since the last quarter of 2007, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares. Furthermore, in the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

OUR COMMON STOCK IS CONSIDERED TO BE "PENNY STOCK."

Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

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BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The market price of our common stock may be higher or lower than the price you may pay for your shares. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•	variations in our quarterly operating results;
•	loss of a key relationship or failure to complete significant transactions;
•	additions or departures of key personnel; and
•	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

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WE HAVE NOT PAID ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock. We generally intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

THE OFFERING PRICE OF THE SHARES OFFERED BY THE COMPANY WAS NOT DETERMINED BY TRADITIONAL CRITERIA OF VALUE.

Presently there is a limited market for our shares of Common Stock on the OTC Pink Sheet Market. Trading of our Common Stock does not occur every business day and therefore our Common Stock is relatively illiquid and difficult to price. Accordingly potential purchasers in this Offering should not rely on any quotations published by the OTC Pink Sheet Market as the price at which our shares may be sold. In addition the Company cannot give any assurance that the quoted prices on the OTC Pink Sheet Market for the Company's shares have any relation to the actual value of the Company. Accordingly potential investors in this Offering should note that the Offering price of the Shares being offered pursuant to this Prospectus was arbitrarily established by us and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

PURCHASERS OF THE SHARES WILL INCUR AN IMMEDIATE AND SUBSTANTIAL DILUTION.

The purchasers of the shares being offered hereby will furnish a substantial amount of our capital and will assume substantially all of the financial risk, whereas the present stockholders and the Selling Stockholder will receive a substantial majority of the benefits, if any. In addition, the present Stockholders may have substantial potential profits as a result of this Offering, while purchasers of the newly-issued Shares will experience an immediate and substantial percentage dilution in the net tangible book value of their Shares. See: “DILUTION.”

PANEX PREVIOUSLY DEEMED A SHELL COMPANY

Since Panex was previously classified as a “shell company” Rule 144 is not available to the stockholders of Panex and they are not able to sell their shares until Panex is no longer classified as a “shell company” or the shares are registered. Stockholders will only be able to rely on Rule 144 and to sell their shares: (a) once the shares are registered; or (b) one year after Panex ceases to be a “shell company and files the required information. As a result of the “shell company” trading restrictions, there are currently no shares of Panex’s common stock that can be sold pursuant to Rule 144. See “Rule 144 Shares” on page 43 for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Prospectus contains forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of View Systems, Inc. (the “Company”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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DESCRIPTION OF SECURITIES

GENERAL

Panex’s authorized capital stock consists of 2,000,000,000 shares of common stock at a par value of $0.001 per share. On July 14, 2014, the authorized capital was increased from 500,000,000 shares of common stock to 2,000,000,000 shares of common stock.

COMMON STOCK

As at the date of this prospectus, 1,416,136,507 shares of common stock are issued and outstanding and held by 117 stockholders of record. All of this common stock has been validly issued, is fully paid and is non-assessable.

The holders of Panex’s common stock: (i) have equal ratable rights to dividends from funds legally available if and when declared by Panex’s board of directors; (ii) are entitled to share ratably in all of Panex’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Panex’s affairs; (iii) do not have preemptive, subscription or conversion rights; (iv) do not have any provisions for purchase for cancellation, surrender or sinking or purchase funds or rights; and (v) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

No stockholder approval is required for the issuance of Panex’s securities, including shares of common stock, stock options and share purchase warrants.

Panex’s Articles of Incorporation and By-laws, and any applicable amendments, and the applicable statutes of the State of Nevada provide a more complete description of the rights and liabilities of stockholders of Panex’s capital stock. Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the applicable statutes of the State of Nevada and Panex’s By-laws.

Holders of Panex’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of 25% of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Panex’s stockholders. A vote by the holders of a majority of Panex’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Panex’s Articles of Incorporation.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase Panex’s securities. Panex may issue warrants to purchase its securities in the future.

Options

As of the date of this prospectus, there are no options to purchase Panex’s securities. Panex may in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

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Convertible Securities

As of the date of this prospectus, Panex has not issued and does not have outstanding any securities convertible into shares of Panex’s common stock or any rights convertible or exchangeable into shares of Panex’s common stock. Panex may issue such convertible or exchangeable securities in the future.

NEVADA ANTI-TAKEOVER LAWS

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the State of Nevada and which has 200 or more stockholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As Panex currently has less than 200 stockholders and no stockholders in the State of Nevada the statute does not currently apply to Panex.

If Panex does become an “Issuing Corporation” in the future, and the statute does apply to Panex, Mark Gasson, on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of Panex’s outstanding common stock, provided he does so by the specified 10th day after any acquisition of a controlling interest.

USE OF PROCEEDS

We estimate that, if our Offering is fully subscribed, we will receive net proceeds of $454,000 from our sale of 500,000,000 Shares. This estimate is based on an Offering price of $0.001 per share, and assumes that we will not engage the services of an underwriter to assist us in selling all of the shares. If we engage an underwriter, our net proceeds will be reduced by the negotiated commissions paid to the underwriter.   However, as of the effective date of this prospectus, we have not engaged an underwriter. For purposes of this disclosure we have assumed that no commissions will be paid on any shares. Additionally, we estimate that our direct costs of this Offering (SEC filing fees, legal, accounting, printing, and miscellaneous expenses) will be $46,000.

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The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	Sale of	Sale of	Sale of	Sale of	Sale of
	100%	80%	60%	40%	20%
Gross Proceeds	$500,000	$400,000	$300,000	$200,000	$100,000
Number of Shares Sold	500,000,000	400,000,000	300,000,000	200,000,000	100,000,000
Less expenses of offering:
Legal and Registration Fees	$30,000	$30,000	$30,000	$30,000	$30,000
Accounting and Auditing	$10,000	$10,000	$10,000	$10,000	$10,000
Electronic Filing and Printing	$3,000	$3,000	$3,000	$3,000	$3,000
Transfer Agent	$3,000	$3,000	$3,000	$3,000	$3,000
Net Proceeds	$454,000	$354,000	$254,000	$154,000	$54,000
Use of net proceeds
Payment of Accounts Payable, Loans & Borrowings	$45,400	$35,400	$25,400	$15,400	$5,400
Exploration expenditure (includes assessment and evaluation of new projects) *	$317,800	$247,800	$177,800	$107,800	$37,800
Working Capital	$90,800	$70,800	$50,800	$30,800	$10,800

__________________

* - further analysis and commentary provided below

Analysis of Financing Scenarios

After deducting $46,000 for estimated offering expenses including legal and registration fees, accounting and auditing, electronic filing and printing, and transfer agent, the net proceeds from this offering may be as much as $454,000 assuming all 500,000,000 million shares are sold. However, there can be no assurance that any of these shares will be sold. Panex will use the proceeds to assess and evaluate possible new mineral project opportunities and, subject to acquiring any such new projects, to fund the exploration on such projects.

Exploration expenditure

As explained elsewhere in this registration statement, it is Panex’s preferred strategy to secure interests in mineral projects (upon completion of the identification and evaluation phase) through farm-in arrangements. Such arrangements, if successfully negotiated, would mean that Panex will not incur any upfront acquisition costs but would instead be able to devote the funds raised under this offer to exploration activities on the ground. In chronological order, Panex’s plan for exploration expenditure is as follows:

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	Sale of	Sale of	Sale of	Sale of	Sale of
	100%	80%	60%	40%	20%

Funds available for Exploration expenditure from the above table	$317,800	$247,800	$177,800	$107,800	$37,800
Identification and due diligence phase:
- desktop studies, data review and geological assessment	$31,780	$24,780	$17,780	$10,780	$3,780
- on-site geological assessment including travel and accommodation	$63,560	$49,560	$35,560	$21,560	$7,560
- accounting, commercial and legal due diligence	$15,000	$15,000	$15,000	$15,000	$0

Negotiation phase for Panex to conclude contractual arrangements:
- legal and professional fees	$15,000	$15,000	$10,000	$10,000	$0

On-ground exploration activity phase:
- mineral permits rents and license fees	$50,000	$45,000	$30,000	$30,000	$25,000
- detailed data review / evaluation	$55,000	$50,000	$35,000	$15,000	$0
- surveying and geophysics	$50,000	$35,000	$25,000	$0	$0
- geochemical analysis	$25,000	$0	$0	$0	$0
- drilling and assaying	$0	$0	$0	$0	$0

Contingency and general	$12,460	$13,460	$9,460	$5,460	$1,460

Total	$317,800	$247,800	$177,800	$107,800	$37,800

If only a portion of the offering is completed, the funds will be prorated accordingly.

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by Panex. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital. Panex will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

The exploration expenditures include costs of assessing, evaluating, and, subject to acquiring mineral interests, exploring mineral properties. The exploration expenditure breakdown above is based on the usual model for methodical and systematic exploration of mineral properties. However, the exact nature of the properties that the Company acquires will determine the exploration techniques employed and the actual funds expended. For example if Panex successfully negotiates a relatively advanced exploration project with existing drill targets then it may be able to proceed directly to a drill program without having to conduct geophysical and geochemical programs. It is anticipated that in the early phases of exploration activity described in the table above, most of the work will be carried out by external consultants and contractors. As activities progress, the Company will give consideration to hiring employees and will thereafter conduct its activities with a mix of employees and external contractors.

A portion of the net proceeds will be used to repay debt. The debt is in the form of consulting fees outstanding. The debt is unsecured and currently there are no demands for repayment. Panex can repay this debt at its discretion from the proceeds of any financing. The proceeds from the debt were used primarily to fund the cost of undertaking exploration activities at the time when Panex still had mineral interests.

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Working capital is the cost related to operating Panex’s office. It is comprised of telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies, and expenses of filing reports with the SEC, which Panex has estimated at a minimum of $120,000 for one year. Should greater amounts of equity capital be raised under this offering, Panex will be able to expend greater funds on assessing, evaluating and exploring mineral projects. .

Panex will not receive any proceeds from the sale of shares of Panex’s common stock being offered by the selling stockholders. If Panex fails to sell sufficient shares of common stock to cover the expenses of this offering, Panex will use existing working capital to pay all offering expenses.

The amounts set forth merely indicate the general application of net proceeds of the Offering. Actual expenditures relating to the development of our business may differ from the estimates depending on the efficacy of our business development efforts, unanticipated costs in connection therewith as well as changes in the industry and actions of our competitors among other causes. There can be no assurance we will be successful in our efforts to secure investors to invest in our Offering and/or obtain alternative financing. In the event that not all of the Shares are sold, management in its sole discretion will allocate the proceeds of this Offering in a manner in which it determines will be in our best interests. In such an event we may not be able to follow our business plan. This may have a significant impact on our ability to continue operating our business. Moreover even if all of the Shares are sold, management reserves the right to alter the above projected use of proceeds if it determines that such changes will be in our best interests. Accordingly, the amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development and marketing activities and competition. Accordingly, our management will have broad discretion in the use of the net proceeds from this Offering. All net proceeds from this Offering will be immediately available for use by the Company.

We will not receive any proceeds from the sale of common stock by selling shareholders. The selling shareholders are deemed underwriters within the meaning of the Securities Act of 1933, as amended. Accordingly the offering period of shares being sold by selling shareholders is 270 days from the date of effectiveness and the offering price by the selling shareholders is 270 days. At the end of 270 days, selling shareholders will no longer be able to sell shares of common stock pursuant to this registration statement. The offering price of shares being sold by selling shareholders is fixed at $0.001 per share during the effective period of this registration statement.

DETERMINATION OF OFFERING PRICE

The offering price was determined by using a number of factors. Management considered the price of the most recent financing. Additionally, management estimated the cost of this offering plus the amount Panex needs to operate its business for the next 12 months. Management determined the offering price by assessing Panex’s capital requirements against the price management thinks investors are willing to pay for Panex’s common stock. Management has arbitrarily determined the public offering price of the shares of common stock at $0.001 per share, and in making such a determination considered several factors, including the following:

•	prevailing market conditions, including the history and prospects for the industry in which Panex competes;
•	Panex’s lack of business history;
•	the proceeds to be raised by the offering;
•	Panex’s capital structure; and
•	Panex’s future prospects.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future. Additionally, because Panex has no significant operating history and has not generated any revenues to date, the price of its shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for any assets owned by Panex. No valuation or appraisal has been prepared for Panex’s business and potential business expansion. You cannot be sure that a public market for any of Panex’s securities will develop and continue or that the shares of common stock will ever trade at a price higher than the offering price in this offering.

Panex is also registering for resale on behalf of selling stockholders up to 1,339,143,556 shares of common stock.   We will not receive any proceeds from the sale of common stock by selling shareholders. The selling shareholders are deemed underwriters within the meaning of the Securities Act of 1933, as amended. Accordingly the offering period of shares being sold by selling shareholders is 270 days from the date of effectiveness and the offering price by the selling shareholders is 270 days. At the end of 270 days, selling shareholders will no longer be able to sell shares of common stock pursuant to this registration statement. The offering price of shares being sold by selling shareholders is fixed at $0.001 per share during the effective period of this registration statement.

22

DILUTION

The shares offered for sale by the selling stockholders are already issued and outstanding and, therefore, do not contribute to dilution. “Dilution” means the difference between Panex’s public offering price ($0.001 per share) and its proforma net tangible book value per share after implementing this offering and accounting for the cost of the offering. Prior to this offering, Panex had 1,416,136,507 shares of common stock issued and outstanding as of August 31, 2014. Net tangible book value per share is determined by dividing Panex’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding at August 31, 2014. The net tangible book value of Panex as of August 31, 2014 was $1,354,111 or less than $0.01 per share.

The following table will show the net tangible book value of Panex’s shares both before and after the completion of this offering for 20%, 40%, 60%, 80%, and 100% subscription rates.

	100%	80%	60%	40%	20%
Public offering price per share	$0.001	$0.001	$0.001	$0.001	$0.001
Net tangible book value per share before offering (August 31, 2014)	$0.0006603	$0.0006603	$0.0006603	$0.0006603	$0.0006603
Proforma net tangible book value per share after offering	$0.0004880	$0.0005149	$0.0005449	$0.0005786	$0.0006168
Increase per share attributable to public investors	$0.0001723	$0.0001454	$0.0001154	$0.0000817	$0.0000436
Dilution per share to public investors	$0.0853405	$0.0853405	$0.0853405	$0.0853405	$0.0853405

Even, if all shares of the offering are subscribed for, the amount of immediate dilution from the public offering price, which will be absorbed by the subscribers, will almost be $0.07 per share.

SELLING STOCKHOLDERS

The following section presents information regarding our Selling Stockholders. The Selling Stockholders table and the notes thereto describe the Selling Stockholders and the number of securities being sold. A description of how the Selling Stockholders acquired the securities being sold in this offering is detailed under in the footnotes to the Selling Stockholders Table.

We are registering 1,339,143,556 shares owned by and on behalf of the Selling Stockholders named in this prospectus. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. We will not offer any shares on behalf of a Selling Stockholders. The Selling Stockholders are not required to sell their shares, nor have they indicated to us, as of the date of this prospectus, an intention to sell its shares. The Selling Stockholders are offering the common stock for their own account. The material relationship between us and the Selling Stockholders is identified below in the footnotes to the Selling Stockholders Table.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholders, including, (i) the number of shares of our common stock beneficially owned by each prior to this offering; (ii) the percentage of such shares of the Company's issued and outstanding shares; (iii) the total number of shares of our common stock that are to be offered by the Selling Stockholders; (iv) the percentage of the issued and outstanding shares being offered;(v) the total number of shares that will be beneficially owned by the Selling Stockholders upon completion of the offering; and (vi) the percentage owned by each upon completion of the offering. To the best of our knowledge, neither of the Selling Stockholders is a broker-dealer or affiliate thereof.

23

The shares below were issued to the Selling Stockholders pursuant to subscription agreements. The 1,339,143,556 shares were issued under the exemption from the registration requirements of Regulation S of the Securities Act of 1933, as amended, due to the fact that the issuance did not involve a public offering of securities.

Selling Stockholders Table

The selling stockholders named in this prospectus are offering all of their 1,339,143,556 shares of the common stock offered through this prospectus. The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of Panex’s common stock held by each of the selling stockholders, including:

1.	the number of shares owned by each before the offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Stockholder’s Account	Date Shareholder Obtained Shares	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete

Samba Minerals Ltd.	225'000'000	225'000'000	July 28, 2014	Nil	Nil
Patane Ltd.	110'000'000	110'000'000	November 15, 2013	Nil	Nil
Klaus Eckhof	100'000'000	100'000'000	September 15, 2014	Nil	Nil
Orca Capital GmbH	100'000'000	100'000'000	July 28, 2014	Nil	Nil
Rebekah Bruhwiller	50'000'000	50'000'000	July 28, 2014	Nil	Nil
Lars Michael Pearl	50'000'000	50'000'000	July 28, 2014	Nil	Nil
Simon Meier	41'000'000	41'000'000	July 28, 2014	Nil	Nil
Andreas Camenzind	40'000'000	40'000'000	July 28, 2014	Nil	Nil
Ross Doyle	40'000'000	40'000'000	July 28, 2014	Nil	Nil
David Brouze	30'000'000	30'000'000	August 26, 2014	Nil	Nil
Oliver Hoener	30'000'000	30'000'000	July 28, 2014	Nil	Nil
Roland Schaub	30'000'000	30'000'000	July 28, 2014	Nil	Nil
Kevin Peter Thomson	30'000'000	30'000'000	July 28, 2014	Nil	Nil
Corporate Consultants Pty Ltd	25'000'000	25'000'000	November 15, 2013	Nil	Nil
EMC Investments, Ltd.	25'000'000	25'000'000	July 28, 2014	Nil	Nil
Mark Gasson	25'000'000	25'000'000	July 28, 2014	Nil	Nil
John Lynch	25'000'000	25'000'000	July 28, 2014	Nil	Nil
Juerg Walker	25'000'000	25'000'000	July 28, 2014	Nil	Nil
Andreas Reitmeier	20'000'000	20'000'000	July 28, 2014	Nil	Nil
Georg H. Schnura	20'000'000	20'000'000	December 18, 2013	Nil	Nil
Ursula S. Ulrich	20'000'000	20'000'000	July 28, 2014	Nil	Nil
Michel Muhiya Faliala	15'000'000	15'000'000	April 15, 2013	Nil	Nil
GSS Pty Ltd	13'000'000	13'000'000	November 15, 2013	Nil	Nil

24

Bedorf Wolfgang	12'500'000	12'500'000	July 28, 2014	Nil	Nil
Axino Capital, AG	10'000'000	10'000'000	July 28, 2014	Nil	Nil
St. Barnabas Investments Pty, Ltd.The Melvista Family A/C	10'000'000	10'000'000	July 28, 2014	Nil	Nil
Hans Werner Biener	10'000'000	10'000'000	July 28, 2014	Nil	Nil
Thomas Brunzel	10'000'000	10'000'000	July 28, 2014	Nil	Nil
Robert Chanson	10'000'000	10'000'000	July 28, 2014	Nil	Nil
Commuter Media Networks Pyt, Ltd	10'000'000	10'000'000	July 28, 2014	Nil	Nil
Andrew Robert Dinning	10'000'000	10'000'000	July 28, 2014	Nil	Nil
Allan Zion	10'000'000	10'000'000	July 28, 2014	Nil	Nil
Karsten Feit	8'000'000	8'000'000	May 13, 2014	Nil	Nil
Mbaya Bamwanya Didier	7'500'000	7'500'000	July 28, 2014	Nil	Nil
Mbaya Bamwanya Didier	7'500'000	7'500'000	July 28, 2014	Nil	Nil
Mbaya Kapinga Laurence	7'500'000	7'500'000	July 28, 2014	Nil	Nil
Guy Loando Myboyo	7'500'000	7'500'000	July 28, 2014	Nil	Nil
Victor Dario	7'000'000	7'000'000	July 28, 2014	Nil	Nil
Max Sonderegger	7'000'000	7'000'000	December 18, 2013	Nil	Nil
Simon Meier	5'600'000	5'600'000	December 18, 2013	Nil	Nil
Mbuyu Muhiya Agnes	5'000'000	5'000'000	May 13, 2014	Nil	Nil
Karl Goody	5'000'000	5'000'000	July 28, 2014	Nil	Nil
Michael D. Kindrachuk	5'000'000	5'000'000	July 28, 2014	Nil	Nil
Patrick Kalala Mbaya andErika Mbaya	5'000'000	5'000'000	May 13, 2014	Nil	Nil
Timothy Charles Milling	5'000'000	5'000'000	July 28, 2014	Nil	Nil
Malgorzata Helena Nowak	5'000'000	5'000'000	May 13, 2014	Nil	Nil
Fritz Zollmer	5'000'000	5'000'000	July 28, 2014	Nil	Nil
Weston Compagnie de FinanceEt d'Investissement S.A.	4'375'000	4'375'000	December 18, 2013	Nil	Nil
Victor Dario	4'200'000	4'200'000	December 18, 2013	Nil	Nil
Werte AG	4'000'000	4'000'000	June 20, 2012	Nil	Nil
Werner Ulrich	3'500'000	3'500'000	December 18, 2013	Nil	Nil
Victor Dario	3'250'000	3'250'000	June 19, 2009	Nil	Nil
Carrington International Ltd	3'000'000	3'000'000	October 21, 2009	Nil	Nil
Helmut Kunne	3'000'000	3'000'000	May 13, 2014	Nil	Nil
Mbaya Bamwanya Pierre	3'000'000	3'000'000	May 13, 2014	Nil	Nil
Grant Stoelwinder	3'000'000	3'000'000	May 13, 2014	Nil	Nil

25

Andre Marcel Kazadi Mbaya	2'600'000	2'600'000	May 13, 2014	Nil	Nil
Lars Michael Pearl	2'500'000	2'500'000	June 20, 2012	Nil	Nil
Georg Schnura	2'196'718	2'196'718	June 20, 2012	Nil	Nil
Friedrich Staudt	2'000'000	2'000'000	May 13, 2014	Nil	Nil
Ursula S. Ulrich	2'000'000	2'000'000	July 28, 2014	Nil	Nil
Fritz Zollmer	2'000'000	2'000'000	May 13, 2014	Nil	Nil
Ross Doyle	1'977'553	1'977'553	June 20, 2012	Nil	Nil
Robert Chanson	1'750'000	1'750'000	December 18, 2013	Nil	Nil
Markus wehrmuller	1'400'000	1'400'000	December 18, 2013	Nil	Nil
Markus wehrmuller	1'400'000	1'400'000	December 18, 2013	Nil	Nil
Affaires Financieres S.A.	1'250'000	1'250'000	November 16, 2006	Nil	Nil
Sonrie Properties Inc.	1'250'000	1'250'000	February 14, 2007	Nil	Nil
Michel Muhiya Faliala	1'100'000	1'100'000	July 28, 2014	Nil	Nil
Victor Dario	1'000'000	1'000'000	June 20, 2012	Nil	Nil
ISI Nominees Limited	1'000'000	1'000'000	January 31, 2007	Nil	Nil
Karin Zoellmer	1'000'000	1'000'000	January 12, 2010	Nil	Nil
L'Avenir Finanz AG	875'000	875'000	December 18, 2013	Nil	Nil
Karel Matyska,	875'000	875'000	December 18, 2013	Nil	Nil
Reinhard Alsleben	800'000	800'000	May 13, 2014	Nil	Nil
Oliver Vogler	800'000	800'000	May 13, 2014	Nil	Nil
Orca Trading GmbH	714'285	714'285	September 7, 2010	Nil	Nil
Rahn & Bodmer	625'000	625'000	November 20, 2006	Nil	Nil
Banque Pasche S.A.	500'000	500'000	June 16, 2008	Nil	Nil
Carrington International Ltd	500'000	500'000	January 31, 2007	Nil	Nil
Rodney Paul Davies	350'000	350'000	October 21, 2009	Nil	Nil
Geld Art AG	200'000	200'000	December 8, 2006	Nil	Nil
Eugen Weinberg	200'000	200'000	December 8, 2006	Nil	Nil
Eckhard Wucherer	200'000	200'000	December 8, 2006	Nil	Nil
Helmut Kuenne	100'000	100'000	June 19, 2009	Nil	Nil
Daniel Reetz	100'000	100'000	May 13, 2014	Nil	Nil
WTH Beteiligungsgesellschaft MBH	80'000	80'000	December 8, 2006	Nil	Nil
Victor Dario	50'000	50'000	March 6, 2007	Nil	Nil
Victor Dario	50'000	50'000	March 6, 2007	Nil	Nil
Kurt Monhart	50'000	50'000	December 8, 2006	Nil	Nil
Daniel Muhlemann	50'000	50'000	December 8, 2006	Nil	Nil
Marcel Ewald	40'000	40'000	December 8, 2006	Nil	Nil
Edmond Chanson	30'000	30'000	December 19, 2011	Nil	Nil
Mark Calderwood ATF Mark Calderwood Family Trust	30'000	30'000	January 2, 2007	Nil	Nil
P.G. & S.M. LLOYD (The LLOYD Superannuation Fund A	25'000	25'000	January 2, 2007	Nil	Nil
Robert Chanson	20'000	20'000	December 8, 2006	Nil	Nil
KBL European Private Bankers SA	20'000	20'000	December 19, 2011	Nil	Nil
Marc Aerni	10'000	10'000	October 21, 2013	Nil	Nil
TOTAL:	1'339'143'556	1'339'143'556		0	0

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To the best of Panex’s knowledge and belief, (a) all of the shares of common stock are beneficially owned by the registered stockholders; (b) none of the selling stockholders has held any position or office with Panex, except as specified in the above table, (c) none of the selling stockholders had or have any material relationship with Panex; (d) the registered stockholders each have the sole voting and dispositive power over their shares; (e) there are no voting trusts or pooling arrangements in existence; (f) no group has been formed for the purpose of acquiring, voting or disposing of the security; (g) none of the selling stockholders are broker-dealers or affiliates of a broker-dealer; and (h) all of the selling stockholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S. Each of these selling stockholders also agreed, as set out in their respective subscription agreements and as evidenced by the legend on their respective share certificates, that they would not, within one year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

We will not receive any proceeds from the sale of common stock by selling shareholders. The selling shareholders are deemed underwriters within the meaning of the Securities Act of 1933, as amended. Accordingly the offering period of shares being sold by selling shareholders is 270 days from the date of effectiveness and the offering price by the selling shareholders is 270 days. At the end of 270 days, selling shareholders will no longer be able to sell shares of common stock pursuant to this registration statement. The offering price of shares being sold by selling shareholders is fixed at $0.001 per share during the effective period of this registration statement.

PLAN OF DISTRIBUTION

This Offering relates to the sale of up to 500,000,000 Shares at the estimated Offering price of $0.001 per share in a “best-efforts” direct public offering, without any involvement of underwriters. The Shares will be offered and sold by our officers, directors and/or employees. None of these persons will receive a sales commission or any other form of compensation for this Offering. In connection with their efforts, our officers, directors and employees will rely on the safe harbor provisions of Rule 3a4-1 of the Securities Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements. No one has made any commitment to purchase any or all of the Shares being offered. Rather, our directors, officers, and/or employees will use their best efforts to find purchasers for the Shares. We are not required to sell any minimum number of Shares in this Offering. Funds received from investors will not be placed in an escrow, trust or similar account. Instead, all cleared funds will be immediately available to us following their deposit into our bank account, and there will be no refunds once a subscription for Shares are accepted. We cannot predict how many Shares, if any, will be sold.

We will bear any expenses of this offering, which we estimate to be $46,000.

We also may retain an underwriter to assist us or to supplant our selling efforts in the Offering. At this time we do not have any binding commitments, agreements, or understandings with any potential underwriter. If we elect to utilize an underwriter, we will amend this Prospectus. We have prepared this prospectus as if we are not using an underwriter to assist us with this Offering. To the extent that we are able to sell the Shares directly through our officers, directors, and employees, the net proceeds received from this Offering will be correspondingly higher than if we engage an underwriter.

This Offering will terminate no later than 270 days after the effective date of this prospectus, unless the Offering is fully subscribed before that date or we decide to close the Offering prior to that date. In either event, the Offering may be closed without further notice to you.   However, the offering will remain open at least six months from the effective of the registration statement for the benefit of Selling Stockholder.   All costs associated with the registration will be borne by us.

We have not authorized any person to give any information or to make any representations in connection with this Offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus. Purchasers of share either in this Offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption renders the exemption applicable.

27

Prior to the date of this prospectus, there has been only an extremely limited trading market for our Common Stock. Our shares of Common Stock are quoted for trading on the OTC Pink Sheet Market. The last trade of our Common Stock as reported by www.finance.yahoo.com as of the most recent practicable date was on January 20, 2015 at an average price of $0.001. Since only limited trading in our Common Stock has occurred, investors should not view any reported sales price as an indication of what the fair market value of the Shares are or the price at which Shares may be resold. Until a more active and steady trading market develops for our Common Stock, the price at which shares of our Common Stock trades at may fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our shares, developments affecting our businesses generally, including the impact of the factors referred to in “RISK FACTORS” above, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our shares or that an investor will be able to resell the Shares purchased in this Offering.

Shares of Common Stock sold in this Offering will be freely transferable, except for shares of our Common Stock received by persons who may be deemed to be “affiliates” of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(a)(1) of the Securities Act or Rule 144 adopted under the Securities Act (when Panex has effectively cured its prior "shell status".

We will not receive any proceeds from the sale of common stock by selling shareholders. The selling shareholders are deemed underwriters within the meaning of the Securities Act of 1933, as amended. Accordingly the offering period of shares being sold by selling shareholders is 270 days from the date of effectiveness and the offering price by the selling shareholders is 270 days. At the end of 270 days, selling shareholders will no longer be able to sell shares of common stock pursuant to this registration statement. The offering price of shares being sold by selling shareholders is fixed at $0.001 per share during the effective period of this registration statement.

PENNY STOCK REGULATION

Our Common Stock is considered a “penny stock” as defined by Section 3(a)(51) and Rule 3a51-1(g) under the Securities Exchange Act of 1934 because we do not have:

•	Net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000, and
•	Average revenue of at least $6,000,000 for the last three years.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

28

STATE SECURITIES - BLUE SKY LAWS

Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time.

We are not currently listed in Standard and Poor's Corporation Records, a nationally recognized securities manual, which would provide us with “manual” exemptions in 38 states as indicated in 1 Blue Sky L. Rep. (CCH) 2401 (2008), entitled “Standard Manuals Exemptions.” We intend to obtain a listing in Standard and Poor's Corporation Records and intend to do so as soon as possible.

Thirty-eight states have what is commonly referred to as a “manual exemption” for secondary trading of securities purchased under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor’s Corporate Records listing or another acceptable manual, secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. In most instances, under current state rules, secondary trading can occur in these states without further action. However no assurance can be given that such rules will not change in the future or that a specific secondary trading transaction will qualify for a manual exemption.

We may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PROCEDURES FOR SUBSCRIBING TO SHARES OFFERED BY THE COMPANY

If you decide to subscribe for any shares in this offering, you must

1.	complete, sign and deliver a subscription agreement in the form attached as Exhibit 99.1, and
2.	deliver a check or certified funds to “Panex Resources Inc.” for acceptance or rejection.

All checks for subscriptions must be made payable to “Panex Resources Inc.”.

29

Panex has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by Panex to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after Panex receives them by contacting the subscriber via telephone. If Panex receives an offer on a Friday, Panex will confirm its acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hours commitment. Within 10 days of accepting a subscription Panex will deliver via courier to the subscriber a copy of the accepted and signed subscription agreement and a share certificate representing the shares subscribed for.

SHARES OFFERED BY THE SELLING STOCKHOLDERS

1,339,143,556 shares of Common Stock are included in this prospectus as being offered by the Selling Stockholders. The offering will be kept open for at least six months to allow the Selling Stockholders to sell their shares pursuant to this registration statement and prospectus.

The Company will pay the expenses of the registration of the Selling Stockholder’s shares.

We will not receive any proceeds from the sale of common stock by selling shareholders. The selling shareholders are deemed underwriters within the meaning of the Securities Act of 1933, as amended. Accordingly the offering period of shares being sold by selling shareholders is 270 days from the date of effectiveness and the offering price by the selling shareholders is 270 days. At the end of 270 days, selling shareholders will no longer be able to sell shares of common stock pursuant to this registration statement. The offering price of shares being sold by selling shareholders is fixed at $0.001 per share during the effective period of this registration statement.

Penny Stock rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1.	with bid and offer quotations for the penny stock;

2.	details of the compensation of the broker-dealer and its salesperson in the transaction;

3.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for Panex’s stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as Panex may be engaged in a distribution of any of the shares Panex is registering by this registration statement, Panex is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. Panex has informed the selling stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and Panex has also advised the selling stockholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

It is strongly recommended that selling stockholders and distribution participants consult with their own legal counsel to ensure compliance with Regulation M.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS:

The audited financial statements of Panex Resources Inc. included herein and elsewhere in this prospectus, have been audited by GHP Horwath, P.C., an independent registered public accounting firm, for the periods and to the extent set forth in their report (which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as an expert in auditing and accounting.

COUNSEL:

The legality of the shares being offered by the Company and selling shareholders was passed upon by The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201.  Telephone (509) 624-1475.

DESCRIPTION OF BUSINESS

GENERAL

Panex Resources Inc. (“Panex”) is a Nevada corporation that was incorporated on May 28, 2004. On September 27, 2010, Panex changed its name from “De Beira Goldfields Inc.” to “Panex Resources Inc.” Panex was previously deemed a shell company as defined by the SEC as a result of only having nominal operations and nominal assets. Management has determined that Panex is no longer a shell.

Panex is an exploration stage company engaged in the acquisition and exploration of mineral properties. Panex’s plan of operations is to conduct mineral exploration activities on mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits. Panex’s exploration program will be designed to explore for commercially viable deposits of base and precious minerals, such as gold, silver, lead, barium, mercury, copper, and zinc minerals as well as bulk commodity minerals such as coal, iron and potash. See “Business of Panex” and “Management’s Discussion and Analysis or Plan of Operations” below for more information.

Panex has an authorized capital of 2,000,000,000 shares of common stock with a par value of $0.001 per share with 1,416,136,507 shares of common stock currently issued and outstanding.

Panex has not been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Panex’s business.

Currently, Panex has not obtained an employer identification number for the purpose of registering to do business in the United States. Panex does not currently conduct any business in the United States nor employ any staff in the United States and is therefore not required by law to obtain an employer identification number at this time. Panex will take immediate steps to obtain an employer identification number if it becomes necessary to do so at any time in the future.

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BUSINESS OPERATIONS

Panex is an Exploration Stage Company and its principal business is the acquisition and exploration of mineral resources. Panex currently has no interest in any mineral resources or properties but is continuing to identify and assess viable mineral properties or mineral projects. Panex has not generated any revenues from its mineral exploration activities. From the time of its incorporation in 2004 to early 2008, Panex was actively engaged in the exploration of various mineral projects that were prospective for gold, silver and copper, as discussed below. Since 2008, a combination of limited exploration success and a dwindling of its working capital caused Panex to withdraw from its mineral exploration projects.

A. DeBeira 1 Mineral Claim

On May 20, 2005, the mineral claim known as “De Beira 1” was staked in British Columbia, Canada on behalf of Panex and held in trust for Panex until 2006. During the year ended August 31, 2006, Panex relinquished ownership of the De Beira 1 mineral claim as it was not considered sufficiently prospective and turned its attention to other opportunities. An amount of just over $600 was spent on the costs of staking this claim and commissioning a desk-top report on the geology of the area. Other than this, no work was conducted on the property prior to relinquishing it.

B. Titiribi Gold/Copper Project – Colombia Property

On May 9, 2006, Panex signed a letter of understanding to acquire up to a 70% interest in the Titiribi Gold / Copper project in Colombia, South America.

Through November 2007, $2,040,000 of exploration expenditures were paid by Panex and recorded as mineral property and exploration costs on its statement of operations. A further $790,000 was paid to Goldplata during the period up to November 2007.

On January 11, 2008 Panex entered into an agreement with an Australian publicly listed company, Windy Knob Resources Ltd (“Windy Knob”) to assign its interests in the Titiribi project for cash proceeds of $1 million, of which $790,000 was paid to the Goldplata Group for reimbursement of exploration expenditures paid on behalf of Panex, and $210,000 which was paid directly to Panex. In addition to this, Panex received 3,250,000 shares of Windy Knob common stock, which were sold on May 23, 2008 for cash proceeds of $250,047.

C. Minanca Project – Ecuador Property

On June 15, 2006, Panex entered into an agreement with Emco Corporation (“Emco”) whereby Panex was granted an option to acquire an 80% interest in Minanca Minera Nanguipa, Compania Anonima (“Minanca”), which owned mineral exploration property in Ecuador, for an aggregate purchase price of $30,400,000 comprised of 10 million restricted common shares of Panex at an issue price of $3 per common share and a cash payment of $400,000.

On June 16, 2006, Panex paid $400,000 as per the terms of the agreement and provided a loan advance of $100,000 to Minanca. Also, as part of the agreement, Panex was obligated to advance loan amounts of $7,000,000 to Minanca.

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On December 9, 2007 Panex entered into an agreement with Emco to rescind the acquisition by Panex of an 80% interest in Minanca as Panex concluded that it is not presently in its best interests to settle the acquisition. As a consequence, neither party has any further rights or obligations to each other, except that Minanca remains indebted to Panex for an amount of $6,100,000 which it had agreed to pay as follows:

i.	payment of US$250,000 to Panex by close of business on Friday, 14 December 2007;

ii.	payment of US$1,750,000 to Panex within 21 days of the execution of the agreement; and

iii.

payment of the remainder of the loan balance in accordance with the provisions of the June 2006 agreement (which provided for loan repayment from cash surpluses from the sale of mineral products) or as otherwise agreed between the parties.

As of the date of this registration statement, the repayments have not been made and as stated above, the loan has been fully provided against, however management continues to seek recovery of all or part of the loan.

D. Condoroma and Suyckutambo Projects - Peru Property

On July 5, 2006, Panex entered into agreements with the Goldplata Group to acquire an interest of up to 70% in the Condoroma and Suyckutambo Projects in Peru, which are prospective for gold and silver. Panex was granted an option to acquire up to 70% interest in each of these two projects on identical terms. The agreements allowed Panex to acquire an initial interest of 65% by sole funding $4 million in exploration expenditures within a 3-year period (the “Option Period”). The Option Period commenced on August 4, 2006. After acquiring 65%, Panex had 60 days to elect to sole fund further expenditures in order to acquire another 5%, giving it a total interest of 70%. The additional interest was to be acquired upon the earlier of completing a bankable feasibility study or spending a further $6 million, both within a period of no more than 3 years from the time of the election. Panex could not withdraw from the agreement after the start of the Option Period until it either incurred $500,000 in exploration expenditures or paid $500,000 to the Goldplata Group. Through November 2008 a total of $1,110,000 of exploration expenditures have been paid by Panex and recorded as mineral property and exploration costs on the statement of operations. In September 2007, Panex decided to withdraw from the Condoroma and Suyckutambo Projects as it became apparent that Panex and the permit holders, the Goldplata Group, had different philosophies about how the projects should be further explored and developed. Panex favored a measured approach, with a focus on further exploration to maximize the resource potential whereas the Goldplata Group favored a short term development and production strategy

E. Acandi Project

On October 19, 2006, Panex entered into a preliminary agreement in association with the Goldplata Group to earn an 80% interest in the Acandi copper / gold project in North East Colombia, near the Panama border, by sole funding exploration expenditures and making cash payments to the present beneficial holder of the project interest. Through August 31, 2007, $525,000 of exploration expenditures was paid by Panex. In September 2007, Panex withdrew from the Acandi project and there are no residual rights or financial obligations.

Panex’s management and advisers have determined that it is an appropriate time to raise new capital and thereafter to identify and assess undervalued mineral properties for acquisition purposes. Consequently, whilst Panex has not been actively engaged in exploration activity in the recent past (other than continuing to identify and assess new opportunities), it has continued to be an Exploration Stage Company with a plan of identifying, assessing, acquiring and then exploring mineral projects.

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F. Giro Project

On December 7, 2013, Panex entered into an agreement to acquire 85% of Amani Consulting SPRL currently in Joint Venture with state entity La Société Minière de Kilo Moto (Sokimo). Upon completion of the acquisition the Company will own an ultimate 55% interest in Giro Goldfields SPRL (Giro). Amani has a 65% interest and Sokimo has a 35% free carried interest in Giro which is comprised of two exploitation permits, PE’s 5046 and 5049, covering a surface area of 610sqkm. The permits lie within 20–30km west of Randgold/Ashanti’s 20Moz Kibali gold deposits.

Pursuant to the terms and conditions of the Term Sheet dated May 22, 2014 and final agreement executed in August 2014, Panex has assigned and surrendered all of the rights and interests it may have in the share purchase agreement dated December 7, 2013 with Amani (the "Purchase Agreement") to Burey Gold Limited ("Burey"). In addition, Panex has assigned to Burey all of its rights, title, and interest in the loans it has provided for the purpose of funding exploration on the Giro Project (the "Loans"). These loans totalled $846,027. In consideration of the assignment of all of Panex's rights and interests in the Purchase Agreement and the Loans Burey has issued an aggregate 55,705,232 shares in the capital of Burey to Panex (the "Burey Shares"). The parties agreed that the terms and conditions provided in the Term Sheet are binding. Certain shareholders of Panex are also officers and non-controlling shareholders of Burey; however, Panex has no board or other management rights in the operations of Burey. The Burey Shares represent approximately 11.8% of the total outstanding share issuances of Burey. Burey is listed on the Australian Securities Exchange and the Burey Shares issued to Panex are fully tradeable. At the date of the final executed agreement, the Company’s carrying value of the Amani agreement was nil as the Company previously expensed all Amani related exploration costs, the Burey shares had a fair value of $1,135,000 (trading for AUD$0.022 per share), and the loans assigned to Burey totalled $846,000 resulting is a gain of approximately $1,981,000. At August 31, 2014, Burey ordinary shares were trading for AUD $0.026 per share.

Panex continues to locate and negotiate with a target business for the merger of a target business into Panex. In certain instances, a target business may want to become a subsidiary of Panex or may want to contribute assets to Panex rather than merge. It is anticipated that management will contact broker-dealers and other persons with whom they are acquainted who are involved with corporate finance matters to advise them of Panex’s existence and to determine if any companies or businesses that they represent have a general interest in considering a merger or acquisition with Panex. No assurance can be given that Panex will be successful in finding or acquiring a viable target business. Furthermore, no assurance can be given that any business opportunity, which does occur, will be on terms that are favorable to Panex or its current stockholders.

A target business, if any, which may be interested in a business combination with Panex may include (1) a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses; (2) a company that is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it; (3) a company that wants to become public with less dilution of its common stock than would occur normally upon an underwriting; (4) a company that believes that it will be able to obtain investment capital on more favorable terms after it has become public; (5) a foreign company that wants to gain an initial entry into the United States securities market; (6) a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; or (7) a company seeking one or more of the other perceived benefits of becoming a public company.

Management believes that there are perceived benefits to being a reporting company with a class of publicly-registered securities. These are commonly thought to include (1) the ability to use registered securities to make acquisition of assets or businesses; (2) increased visibility in the financial community; (3) the facilitation of borrowing from financial institutions; (4) improved trading efficiency; (5) stockholder liquidity; (6) greater ease in subsequently raising capital; (7) compensation of key employees through stock options; (8) enhanced corporate image; and (9) a presence in the United States capital market.

Panex anticipates that the target businesses or business opportunities presented to it will either (1) be in the process of formation, or be recently organized with limited operating history or a history of losses attributable to under-capitalization or other factors; (2) be experiencing financial or operating difficulties; (3) be in need of funds to develop new products or services or to expand into a new market, or have plans for rapid expansion through acquisition of competing businesses; or (4) have other similar characteristics. Panex intends to concentrate its acquisition efforts on mineral properties or mineral exploration businesses that management believes to be undervalued or that management believes may realize a substantial benefit from being publicly owned (collectively, the “Target Operation”). Given the above factors, investors should expect that any Target Operation may have little or no operating history, or a history of losses or low profitability.

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Management does not have the capacity to conduct as extensive an investigation of a Target Operation as might be undertaken by a venture capital fund or similar institution. The analysis of a Target Operation will be undertaken by, or under the supervision of Panex’s officers and directors, who are not professional business analysts. In analyzing prospective business opportunities, management may consider such matters as:

•	the available technical, financial and managerial resources;

•	working capital and other financial requirements; history of operations, if any;

•	prospects for the future;

•	nature of present and expected competition;

•	the quality and experience of management services that may be available and the depth of that management;

•	the potential for further research, development, or exploration;

•	specific risk factors not now foreseeable but which then may be anticipated to impact our proposed activities;

•	the potential for growth or expansion;

•	the potential for profit; and

•	the perceived public recognition or acceptance of products, services, or trades name identification.

A Target Operation may have an agreement with a consultant or advisor, providing that services of the consultant or advisor be continued after any business combination. Additionally, a Target Operation may be presented to Panex only on the condition that the services of a consultant or advisor are continued after a merger or acquisition. Such pre-existing agreements of a Target Operation for the continuation of the services of attorneys, accountants, advisors or consultants could be a factor in the selection of a Target Operation.

In implementing a structure for the acquisition of a Target Operation, Panex may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. Panex may also acquire stock or assets of an existing business. Depending upon the nature of the transaction, the current officers and directors of Panex may resign their management and board positions with Panex in connection with a change of control or acquisition of a Target Operation and be replaced by one or more new officers and directors.

It is anticipated that any securities issued in any reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances however, as a negotiated element of its transaction, Panex may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Panex has entered into an agreement for a business combination or has consummated a business combination. The issuance of additional securities and their potential sale into Panex’s trading market may depress the market value of Panex’s securities in the future.

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With respect to any merger or acquisition negotiations with a target business, management expects to focus on the percentage of Panex that the target business stockholder would acquire in exchange for their shareholdings in the Target Operation. Depending upon, among other things, the Target Operation’s assets and liabilities, Panex’s shareholders will in all likelihood hold a substantially lesser percentage ownership interest in Panex following any merger or acquisition. Any merger or acquisition effected by Panex can be expected to have a significant dilutive effect on the percentage of shares held by Panex’s shareholders at that time.

At the present time, management has not identified any Target Operation that it plans to pursue, nor has Panex reached any agreement or definitive understanding with any person concerning an acquisition or a business combination.

Management anticipates that the selection of a Target Operation in which to participate will be complex and without certainty of success. Management believes (but has not conducted any research to confirm) that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, and providing liquidity for stockholder’s investments.

PLAN OF OPERATION

Panex is seeking a viable business opportunity through acquisition, merger or other suitable business combination method, with a focus on undervalued mineral properties for eventual acquisition. Panex’s plan of operation in order to execute this strategy over the next 12 months is to recapitalize itself, raise new capital and seek new investment opportunities in the mineral sector. Following the completion of capital raisings, Panex will continue to identify and assess mineral properties or mineral exploration businesses that management believes to be undervalued or that management believes may realize a substantial benefit from being publicly owned. Additionally, Panex will continue to seek a viable business opportunity through acquisition, merger or other suitable business combination method, with a focus on undervalued target businesses with an interest in mineral properties or mineral projects.

An estimated timeline for execution of this plan is as follows:

Time span	Activity

Within 3 to 4 months after completing the capital raising	Identify and do initial assessment of mineral projects and qualify the short list to 2 to 3 properties

Within 4 to 6 months after completing the capital raising	Complete detailed due diligence of the short-listed properties, commercial negotiations and make acquisition(s), preferably via farm-in arrangements.

Within 6 to 7 months after completing the capital raising	Commence exploration activities

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The above is only an indicative timeline and the identified activities may take longer or less time than indicated above, depending on availability of external contractors, time taken to conduct due diligence, and time taken to complete commercial negotiations.

In the mineral sector, it is an established practice for companies to earn an interest in a mineral project on a progressive basis by expending funds on mineral exploration programs. Such arrangements allow companies to continue to expend funds in order to earn an interest if exploration results are encouraging and conversely, if exploration results are not encouraging, companies can terminate or withdraw from such arrangements without further financial commitment. Such arrangements are commonly referred to as “farm-in” arrangements. Panex has successfully negotiated farm-in arrangements in the past and, subject to identifying suitable mineral projects, Panex’s management believes Panex can again enter into such arrangements. See “Business of Panex” above for more information on past farm-in arrangements.

Panex’s director, Mark Gasson, has contacts in the mineral sector; amongst mineral permit holders, industry promoters, government mining departments, geologists, mining engineers, and equipment suppliers. Panex’s management have successfully (in Panex previously and in other entities) put together teams with diverse skills to explore and manage mineral properties. This process is assisted by their contacts amongst drilling companies, laboratories, supplies procurement agencies, labour recruitment agencies and transport and freight companies.

During the next 12 months, management does not anticipate generating any revenue. Any additional funding required will come from equity financing from the sale of Panex’s common stock. If Panex is successful in completing an equity financing, existing stockholders will experience dilution of their interest in Panex. Management does not have any financing arranged and cannot provide investors with any assurance that Panex will be able to raise sufficient funding from the sale of its common stock to fund its plan of operation. In the absence of such financing, Panex’s business will fail.

Based on the nature of its business, Panex anticipates incurring operating losses in the foreseeable future. Panex bases this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Panex’s future financial results are also uncertain due to a number of factors, some of which are outside its control. These factors include, but are not limited to:

•	Panex’s ability to raise additional funding;

•	the market price for minerals; and

•	Panex’s ability to identify viable mineral property assets or mineral property interests.

Due to Panex’s lack of operating history and present inability to generate revenues, Panex’s auditors have stated their opinion that there currently exists substantial doubt about Panex’s ability to continue as a going concern.

Accounting and Audit Plan

Panex intends to continue to have Coresco AG, its outside consultant, assist in the preparation of Panex’s quarterly and annual financial statements and have these financial statements reviewed or audited by Panex’s independent registered public accounting firm. Coresco AG is expected to charge Panex approximately $5,000 to prepare Panex’s quarterly financial statements and approximately $10,000 to prepare Panex’s annual financial statements. Panex’s independent auditor is expected to charge approximately $4,000 to review each of Panex’s quarterly financial statements and approximately $12,500 to audit Panex’s annual financial statements. In the next 12 months, Panex anticipates incurring approximately $35,500 to pay for its accounting and audit requirements.

SEC Filing Plan

Panex expects to incur filing costs of approximately $4,000 per quarter to support its quarterly and annual filings. In the next 12 months, Panex anticipates spending approximately $16,000 for costs to pay for three quarterly filings and one annual filing.

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COMPETITION

Panex competes with other mining and exploration companies possessing greater financial resources and technical facilities than Panex in connection with the acquisition of mineral exploration claims and in connection with the recruitment and retention of qualified personnel. Many of Panex’s competitors have a very diverse portfolio and have not confined their market to one mineral or property, but explore a wide array of minerals and mineral exploration properties. Some of these competitors have been in business for longer than Panex and may have established more strategic partnerships and relationships than Panex.

Management believes that it will have a competitive advantage over its competitors due to its network of contacts, which will enable it to identify and acquire prospective mineral properties more quickly and efficiently than many of its competitors.

TRADEMARK AND LICENSES

Panex currently does not own any patents or trade marks. Also, Panex is not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.

GOVERMENT APPROVALS AND REGULATIONS

Panex is not currently subject to any government controls or regulations as Panex has no interest in any mineral properties.

If and when Panex acquires a mineral property asset or a mineral property interest, its business may be subject to various levels of government controls and regulations, which are supplemented and revised from time to time. Changes to current local, state or federal laws and regulations in the jurisdictions where Panex will operate could require additional capital expenditures and increased operating and/or reclamation costs. Panex is unable to predict what additional legislation or revisions may be proposed that might affect its business or when any such proposals, if enacted, might become effective. Such changes, however, could require increased capital and operating expenditures and could prevent or delay certain operations by Panex or the property operators. Although Panex is unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomical.

EMPLOYEES

Panex does not have any employees at the present time, with the exception of its two executive officers.

DESCRIPTION OF PROPERTY

Since January 2012, Panex’s principal executive office has been located at Coresco AG, Level 3, Gotthardstrasse 20, 6300 Zug, Switzerland. The telephone number at this office is +41 41 711 0281. Panex uses this office space pursuant to an arrangement whereby Coresco AG, an entity related to the president of Panex provides office administration, accounting and corporate secretarial services to Panex for a fee based on time and hourly charge rates.

LEGAL PROCEEDINGS

Panex has no legal proceedings that have been or are currently being undertaken for or against Panex nor are any contemplated.

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SEC FILINGS

This prospectus and any exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission (“SEC”). As a reporting company Panex files quarterly, annual, beneficial ownership and other reports with the SEC. You may read and copy any materials Panex files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since Panex is an electronic filer, the easiest way to access its reports is through the SEC’s Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This Prospectus constitutes a part of a Post Effective Amendment on Form S-1/A to update a registration statement on Form S-1 filed by Panex with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information that is contained in the registration statement. Panex refers you to the registration statement and related exhibits for further information with respect to Panex and the securities offered. Statements contained in the Prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the SEC) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Panex’s shares of common stock were quoted on the FINRA OTC Bulletin Board under the symbol “DBGF” from March 8, 2006 to December 17, 2007. Since then Panex’s shares of common stock have been quoted on the Pink Sheets OTCQB under the symbol “OTCQB:DBGF”.

The following table gives the high and low bid information for each fiscal quarter Panex’s common stock has been quoted for the last two fiscal years and for the year ended August 31 ,2014. The bid information was obtained from Pink OTC Markets, Inc. and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

High & Low Bids
Period ended	High	Low	Source
31 August 2014	$0.01	$0.00	OTC Markets, Inc.
31 May 2014	$0.02	$0.00	OTC Markets, Inc.
28 February 2014	$0.10	$0.00	OTC Markets, Inc.
30 November 2013	$0.04	$0.00	OTC Markets, Inc.
31 August 2013	$0.02	$0.00	OTC Markets, Inc.
31 May 2013	$0.02	$0.00	OTC Markets, Inc.
28 February 2013	$0.02	$0.00	OTC Markets, Inc.
30 November 2012	$0.06	$0.02	OTC Markets, Inc.

Holders of Common Stock

Panex has approximately 119 holders of record of Panex’s common stock as of November 30, 2014 according to a stockholders’ list provided by Panex’s transfer agent as of that date.  The number of registered stockholders does not include any estimate by Panex of the number of beneficial owners of common stock held in street name.  The transfer agent for Panex’s common stock is Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and their telephone number is 702-818-5898.

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Dividends

There are no restrictions in Panex’s Articles of Incorporation or By-Laws that restrict Panex from declaring dividends. The Nevada Revised Statutes, however, do prohibit Panex from declaring dividends where, after giving effect to the distribution of the dividend:

1.	Panex would not be able to pay its debts as they become due in the usual course of business; or

2.

Panex’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Panex has declared no cash dividends on its shares of common stock and is not subject to any restrictions that limit its ability to pay cash dividends on its shares of common stock. Cash dividends are declared at the sole discretion of Panex’s Board of Directors.

On March 10, 2006, the Board of Directors declared a stock split effected in the form of a stock dividend on the basis of seven additional shares of common stock being issued for every one share of common stock outstanding. The stock dividend was paid out on March 23, 2006.

On June 5, 2006, the Board of Directors declared a second stock split effected in the form of a stock dividend on the basis of one additional share of common stock being issued for every two shares of common stock outstanding, which was the same effect as a 3:2 forward split. The stock dividend was paid out on June 15, 2006 and was effective June 16, 2006.

Equity Compensation Plans

Panex has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

Panex has not granted registration rights to the selling stockholders or to any other person.

Rule 144 Shares

Subject to Panex’s prior status as a “shell company” as defined by the SEC and discussed below, under Rule 144 a stockholder, including an affiliate of Panex, may sell shares of common stock after at least six months have elapsed since such shares were acquired from Panex or an affiliate of Panex. Rule 144 further restricts the number of shares of common stock which may be sold within any 90 day period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not an affiliate of Panex, and who has not been an affiliate of Panex for 90 days prior to the sale, and who has beneficially owned shares acquired from Panex or an affiliate of Panex for more than one year may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

However, since Panex was previously classified as a “shell company” for having (1) no or nominal operations and (2) no or nominal assets, then Rule 144 is not available to the stockholders of Panex and they are not able to sell their shares until Panex is no longer classified as a “shell company” or the shares are registered. Stockholders will only be able to rely on Rule 144 and to sell their shares (a) once the shares are registered or (b) one year after Panex files the required information once it ceases to be a “shell company”.

Subject to the Rule 144 volume limitations and the “shell company” trading restrictions described in the paragraph above, there are currently no shares of Panex’s common stock that can be sold pursuant to Rule 144.

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MANAGEMENTS DISCUSSION AND ANALYSIS REGARDING PLAN OF OPERATION

Panex was incorporated in the State of Nevada on May 28, 2004. Panex is considered to be an Exploration Stage Company. Panex’s principal business is the acquisition and exploration of mineral resources.

Going concern and management’s plans: The accompanying financial statements have been prepared assuming that Panex will continue as a going concern. Since its inception on May 28, 2004, Panex has not generated revenue and has incurred net losses. Panex incurred net income of $218,825 for the year ended August 31, 2014, and a deficit accumulated during the exploration stage of $13,394,226 for the period May 28, 2004 (inception) through August 31, 2014. Accordingly, it has not generated cash flow from operations and has primarily relied upon advances from shareholders and proceeds from equity financings to fund its operations. These conditions raise substantial doubt about Panex's ability to continue as a going concern.

Panex has no mineral property interests as of the date of this Prospectus. Certain mineral property interests are presently being considered, however it is too early to determine whether they may be considered appropriate for acquisition.

During the next 12 months, management’s objective is to recapitalize Panex, continue to raise new capital and to seek new investment opportunities in the mineral sector. Management believes that its worldwide industry contacts will make it possible to identify and assess new projects for acquisition purposes.

Panex is seeking a viable business opportunity through acquisition, merger or other suitable business combination method, with a focus on undervalued mineral properties for eventual acquisition. Panex intends to concentrate its acquisition efforts on mineral properties or mineral exploration businesses that management believes to be undervalued or that management believes may realize a substantial benefit from being publicly owned. Panex will continue to identify and assess undervalued mineral properties when capital raisings are completed.   A small number of mineral properties are presently being reviewed, but it is too early to say whether they may be considered appropriate for acquisition.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The following discussions are based on our financial statements. These charts and discussions summarize our financial statements for fiscal years ended August 31, 2014 and 2013 and should be read in conjunction with the financial statements, and notes thereto, included with this Annual Report.

SUMMARY COMPARISON OF OPERATING RESULTS

	Years ended August 31
	2014	2013
Total operating expenses	1,978,789	341,335
Total other income (expense)	2,197,614	197,745
Net Income (loss)	218,825	(143,626)
Net loss per share	$(0.00)	$(0.00)

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Fiscal Year Ended August 31, 2014 Compared to Fiscal Year Ended August 31, 2013.

Our net income for fiscal year ended August 31, 2014 was $218,825 compared to a net loss of ($143,626) during fiscal year ended June 30, 2013 (an increase of net loss of $362,451). During fiscal years ended August 31, 2014 we generated revenues due to the gain on the sale of an investment and revaluation of the investment and for 2013, we generated revenues by way of extinguishment of debt.

During fiscal year ended August 31, 2014, we incurred operating expenses of $1,978,789 compared to $341,335 incurred during fiscal year ended August 31, 2013 (an increase of $1,637,454). The main operating expenses incurred during fiscal year ended August 31, 2014 consisted of: (i) Investor relation expenses of $181,457 (2013: Nil); (ii) professional fees of $209,325 (2013: $112,762); and (iii) Mineral Property & Exploration Costs of $1,388,295 (2013: Nil).

Operating expenses incurred during fiscal year ended August 31, 2014 compared to fiscal year ended August 31, 2013 increased primarily due to the increase in investor relation expenses of $181,457 due to much more marketing activity and also due to an increase in mineral property & exploration costs due to significant exploration work performed on site.

Net income during fiscal year ended August 31, 2014 was $218,825 compared to a net loss of ($143,626) during fiscal year ended August 31, 2013. The increase in income was primarily due to the gain on sale of investment offset by exploration expenditure.

LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

Fiscal Year Ended August 31, 2014

As of August 31, 2014, our current assets were $1,354,111 and our current liabilities were $123,445, which resulted in a working capital surplus of $1,230,666. As of August 31, 2014, our total assets were $1,354,111 comprising of investments.

As of August 31, 2014, our total liabilities were $123,445 comprising of accounts payable, accrued expenses and loans from related parties.

Stockholders’ deficit decreased from ($336,468) for fiscal year ended August 31, 2013 to 1,230,666 for fiscal year ended August 31, 2014.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For fiscal year ended August 31, 2014, net cash flows used in operating activities was $1,810,947 compared to $183,101 for fiscal year ended August 31, 2013. Net cash flows used in operating activities consisted primarily of a gain on sale of investment of (1,981,344), (2013: Nil).

Cash Flows from Investing Activities

For fiscal year ended August 31, 2014 and August 31, 2013, net cash flows used in investing activities was Nil.

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Cash Flows from Financing Activities

For the fiscal year ended August 31, 2014 and August 31, 2013, net cash flows provided from financing activities was $1,792,927 and $110,000 respectively. The cash flow from financing activities consisted primarily of a loan from a third party for $846,027 and issuance of shares for cash for $861,900 (2013: Loan from third party for $110,000).

The following discussions are based on our financial statements. These charts and discussions summarize our financial statements for the three months ended November 30, 2014 and the three months ended November 30, 2013 and should be read in conjunction with the financial statements, and notes thereto, included with this Quarterly Report.

SUMMARY COMPARISON OF OPERATING RESULTS

	Quarter ended November 30, 2014	Quarter ended November 30, 2013
Total operating expenses	91,646	532,876
Total other income (expense)	(510,981)	(0.00)
Net Income (loss)	(602,627)	(532,876)
Net loss per share	$(0.00)	$(0.00)

Period Ended November 30, 2014 Compared to Period Ended November 30, 2013.

For the three months ended November 30, 2014, Panex had net interest expense of $nil, compared to $nil for the three months ended November 30, 2013. Total expenses for the three months ended November 30, 2014 were $602,627, compared to $532,876 for the three months ended November 30, 2013. Net loss for the three months ended November 30, 2014 was slightly higher than the net loss for the three months ended November 30, 2013 due to the investment revaluation of investment shares resulting in a $507,921 unrealised loss.

During quarter ended November 30, 2014, we incurred operating expenses of $91,646 compared to $532,876 incurred during period ended November 30, 2013. The main operating expenses incurred during period ended November 30, 2014 consisted of: (i) professional fees of $38,412 (2013: $42,900); and (ii) Mineral Property & Exploration Costs of $2,384 (2013: 329,080).

Operating expenses incurred during period ended November 30, 2014 compared to period ended November 30, 2013 decreased primarily due to the decrease in Mineral Property & Exploration Costs of $2,384 (2013: 329,080).

Net loss during period ended November 30, 2014 was $602,627 compared to a net loss of ($532,876) during period ended November 30, 2013.

LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

Period Ended November 30, 2014

The Company had a working capital surplus of $628,040 as at November 30, 2014, incurred net losses of $602,627 for the three months ended November 30, 2014, and has a deficit accumulated during the exploration stage of $13,996,852 for the period from May 28, 2004 (inception) through November 30, 2014.

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During the three months ended November 30, 2014, Panex used cash of $130,144 in operating activities compared to $322,982 in the three months ended November 30, 2013. As previously noted, Panex is not generating revenues and accordingly has not generated any significant cash flow from operations. Panex is uncertain as to when it will produce cash flows from operations that are required to meet operating and capital requirements and will require significant funding from external sources to continue its operations.

During the three months ended November 30, 2014, Panex received cash of $208,159 in investing activities (from the sale of 12,000,000 ordinary shares of the Burey investment) compared to $Nil in the three months ended November 30, 2013.

As of November 30, 2014, our current assets were $672,803 and our current liabilities were $44,763, which resulted in a working capital surplus of $628,040. As of November 30, 2014, our total assets were $672,447 comprising primarily of investments.

As of November 30, 2014, our total liabilities were $44,763 comprising of accounts payable, accrued expenses and loans from related parties.

Stockholders’ deficit decreased from 1,230,666 for fiscal year ended August 31, 2014 to 628,040 for period ended November 30, 2014.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For period ended November 30, 2014, net cash flows used in operating activities was $130,144 compared to $322,982 for period ended November 30, 2013.

Cash Flows from Investing Activities

For period ended November 30, 2014 and November 30, 2013, net cash flows received in investing activities was $208,159 and Nil respectively.

Cash Flows from Financing Activities

For the period ended November 30, 2014 and November 30, 2013, net cash flows provided from financing activities was an outflow of $35,000 and an inflow of $328,400 respectively. The cash flow from financing activities consisted primarily of repaying a loan for $35,000  for period ended November 30, 2014 and advances for the issuance of shares for cash for $278,400 for period ended November 30, 2013.

PLAN OF OPERATION

Panex is an Exploration Stage Company. Panex’s principal business is the acquisition and exploration of mineral resources. Panex currently has no interest in any mineral resources or properties but is continuing to identify and assess viable mineral properties or mineral projects.

Panex has not generated any revenues from its mineral exploration activities. From the time of its incorporation in 2004 to early 2008, Panex was actively engaged in the exploration of various mineral projects that were prospective for gold, silver and copper. Since 2008, a combination of limited exploration success and a dwindling of its working capital caused Panex to withdraw from its mineral exploration projects.

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During the next 12 months, management’s objective is to recapitalize Panex, continue to raise new capital and to seek new investment opportunities in the mineral sector. As is evident from the “Background” section above and previous SEC filings, Panex has in the past successfully negotiated agreements enabling it to earn an interest in a number of different mineral properties. Consequently, management believes that its worldwide industry contacts will make it possible to identify and assess new projects for acquisition purposes.

Panex is seeking a viable business opportunity through acquisition, merger or other suitable business combination method, with a focus on undervalued mineral properties for eventual acquisition. Panex intends to concentrate its acquisition efforts on mineral properties or mineral exploration businesses that management believes to be undervalued or that management believes may realize a substantial benefit from being publicly owned. Panex will continue to identify and assess undervalued mineral properties when capital raisings are completed. A small number of mineral properties are presently being reviewed, but it is too early to say whether they may be considered appropriate for acquisition.

On June 15, 2012, the Securities and Exchange Commission declared Panex’s Form S-1 Registration Statement effective, file number 333-172375, permitting Panex to offer up to 30,000,000 shares of common stock at $0.08 per share. The offering was being conducted on a best efforts basis and there was no underwriter involved in this public offering. Through August 31, 2012, Panex received and accepted 22 subscription agreements and received an aggregate $978,989 in proceeds from those subscriptions and issued 12,237,075 shares of common stock. No further subscriptions were received and the offering was closed on December 12, 2012. Panex utilized the proceeds to ongoing operations, paying accounts payable, paying for offering expenses, assessing and evaluating possible new mineral project opportunities, and, subject to acquiring any such new projects, funding the exploration on such projects.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CONTRACTUAL OBLIGATIONS

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide this information.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

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DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes the names and positions held of our executive officers and directors who serve as of the date of this Prospectus.

The directors named below will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the discretion of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a director or officer.

The names, addresses, ages and positions of Panex’s officers and directors that held their positions during or since the fiscal year ended August 31, 2014 are set forth below:

Name and Address	Age	Positions

Mark Gasson (appointed December 9, 2013)
Level 3, Gotthardstrasse 20, 6300 Zug, Switzerland	56	Chief Executive Officer, President, Director

Mr Cong Mao Huai (appointed March 21, 2014)
Level 3, Gotthardstrasse 20, 6300 Zug, Switzerland	52	Director

Ross Doyle
Level 3, Gotthardstrasse 20, 6300 Zug, Switzerland	42	Chief Financial Officer, Treasurer, Corporate Secretary

On December 9, 2013 Klaus Eckhof resigned as CEO and President and occupied the position of Non Executive Director until July 24, 2014 at which time he tendered his resignation as a Non Executive Director.

Mark Gasson: Mr Gasson was appointed as Chief Executive Officer and President of Panex. Mr Gasson replaces Mr Eckhof. Mr Gasson brings vast experience and management skills, which will have a significant impact in the exploration and development of Panex’s highly prospective mineral projects in the Democratic Republic of Congo. Mr Gasson is a geologist with more than 25 years of experience developing mineral deposits throughout the globe including Africa. He has held senior positions with a number of Australian and international mining companies operating in Africa. His most recent position was Managing Director of Erongo Energy Limited (ASX:ARN) and he was previously the Exploration Manager-East Africa for Gallery Gold Limited and the Executive Director of Exploration for Tiger Resources Limited.

Cong Mao Huai: Mr Cong Mao Huai was appointed as non-executive Director of Panex since March 2014. Mr Huai brings significant experience with operating in the Democratic Republic of Congo and exposure to the Asian investment market. Mr Cong is a graduate of advanced studies in International Finance in China and Literature. He has an excellent knowledge of the African continent with special emphasis on the Democratic Republic of Congo where he is present since 1989 to date. He has a good knowledge of Chinese Financial Markets.

Ross Doyle (CA, BCOM): Mr Doyle has been the Chief Financial Officer, Treasurer, and Corporate Secretary of Panex since March 2012. Mr Doyle is a Chartered Accountant with over 15 years experience as a strategic business analyst and CFO working with large commodity trading firms and financial institutions including working at the head office of Glencore International AG. Subsequent to departing Glencore, Mr. Doyle has advised other commodity firms in a similar capacity, before joining the board of Aurora Gold Corporation in October 2011, the CFO of Alphamin Resources in May 2012 and the CFO of Panex in March 2012.

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FAMILY RELATIONSHIPS

There are no family relationships among the directors, executive officers or persons nominated or chosen by Panex to become directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, none of Panex’s directors or officers has been:

•	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•

found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•

found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•

the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

•	any Federal or State securities or commodities law or regulation; or

•

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

•	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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CORPORATE GOVERNANCE MATTERS

Audit Committee

Panex does not have a separately designated standing audit committee. Rather, Panex’s board of directors performs the required functions of an audit committee. Panex’s board of directors is responsible for: (1) selection and oversight of Panex’s independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by Panex’s employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Code of Ethics

Panex has adopted a code of ethics that applies to all its executive officers and employees, including its CEO and CFO. See Exhibit 14.1 - Code of Ethics for more information. Panex undertakes to provide any person with a copy of its code of ethics free of charge. Please contact Mr Ross Doyle at +41 41 711 0281 to request a copy of Panex’s code of ethics. Management believes Panex’s code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Nominating Committee

We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

Compensation Committee

We have not established a compensation committee. Our board of directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Compensation Committee Interlocks and Insider Participation

We have not established a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received and written representations from reporting persons required to file reports under Section 16(a), all of the Section 16(a) filing requirements applicable to such persons, with respect to fiscal 2014, appear not to have been complied with to the best of our knowledge.

EXECUTIVE COMPENSATION

Panex has paid $141,730 and $145,286 in compensation to its named officers during its fiscal years ended August 31, 2014 and 2013, respectively.

SUMMARY COMPENSATION TABLE

Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan ($)	Non-qualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
Klaus Eckhof, Chairman, CEO, President, Non Executive Director - resigned	2013	43,076	-	-	-	-	-	-	43,076
December 9, 2013 ^	2014	38,523	-	-	-	-	-	-	38,523

Ross Doyle CFO appointed	2013	102,210	-	-	-	-	-	-	102,210
March 26, 2012 ^	2014	51,603	-	-	-	-	-	-	51,603

Mark Gasson CEO appointed December 9, 2013^	2014	51,603	-	-	-	-	-	-	51,603

Cong Mao Huai Director appointed March 21, 2014	2014	-	-	-	-	-	-	-	-

^ Administration, accounting, SEC support, annual report preparation and lodgment, CFO and secretarial fees of $161,094 (2013: $84,000) was paid or payable to Coresco AG, a company in which Mr Gasson and Mr Doyle has a beneficial interest.

Currently, there are no arrangements between Panex and any of its directors whereby such directors are compensated for any services provided as directors. There are no other employment agreements between Panex and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Panex or from a change in a named executive officer’s responsibilities following a change in control.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of January20, 2015 regarding the beneficial ownership of our common stock, (a) each stockholder who is known by Panex to own beneficially in excess of 5% of our outstanding common stock; (b) each director known to hold common stock; (c) Panex's chief executive officer; and (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership of common stock is based upon 1,416,136,507 shares of common stock outstanding as of January20, 2015.

Security Ownership of Certain Beneficial Owners (more than 5%)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner [1]	Percent of Class [2]
Shares of common stock	Samba Minerals Ltd. 55 Salvado Rd, Level 1, Suite 5, Subiaco, WA6008, Australia	225,000,000	15.88%

	Patane Ltd. Graben 27, Vienna, Austria	110,000,000	7.76%

	Klaus Eckhof Gotthardstrasse 20 Level 3, Zug 6300, Switzerland	100,000,000	7.06%

	Orca Capital GmbH Sperling 2, Pfaffenhofen 85276, Germany	100,000,000	7.06%

____________

[1]	The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form 10-K from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.
[2]	Based on 1,416,136,507 shares of common stock issued and outstanding as of January 20, 2015.

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner [1]	Percent of Class [2]
Shares of common stock	Klaus Eckhof Level 3, Gotthardstrasse 20, 6300 Zug, Switzerland	-	0.00%

Shares of common stock	Ross Doyle Level 3, Gotthardstrasse 20, 6300 Zug, Switzerland	41,977,553	2.96%

Shares of common stock	Mark Gasson Level 3, Gotthardstrasse 20, 6300 Zug, Switzerland	25,000,000	1.76%

Shares of common stock	Directors and Executive Officers (as a group)		4.72%

[2]	Based on 1,416,136,507 shares of common stock issued and outstanding as of January 20, 2015.

Changes in Control

Panex is not aware of any arrangement that may result in a change in control of Panex.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTORS, AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE.

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

Since the beginning of Panex’s last fiscal year, no director, executive officer, security holder, or any immediate family of such director, executive officer, or security holder has had any direct or indirect material interest in any transaction or currently proposed transaction, which Panex was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Panex’s total assets at year-end for the last three completed fiscal years, except for the following:

CONSULTANT AGREEMENTS

Mark Gasson and Ross Doyle are beneficial shareholders in Coresco AG (Coresco). Coresco charges $3,000 for office and facilities and administrative support and $7,000 for financial, management and statutory reporting, CFO and treasury functions, totaling to $10,000 per month. This agreement was entered on December 1, 2011, and can be terminated with 6 months notice subsequent to December 31, 2012.

TRANSACTIONS WITH PROMOTERS

During the past five fiscal years, Klaus Eckhof (resigned on December 9, 2013) has been a promoter of Panex’s business, but has not received anything of value from Panex nor is entitled to receive anything of value from Panex for services provided as a promoter of the business of Panex.

DIRECTOR INDEPENDENCE

Panex’s board of directors currently solely consists of Klaus Eckhof. Pursuant to Item 407(a)(1)(ii) of Regulation S-B of the Securities Act, Panex’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual. In summary, an “independent director” means a person other than an executive officer or employee of Panex or any other individual having a relationship which, in the opinion of Panex’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Panex in excess of $200,000 during any period of 12 consecutive months within the three past fiscal years. Also, the ownership of Panex’s stock will not preclude a director from being independent.

In applying this definition, Panex’s board of directors has determined that Mr. Eckhof does not qualify as an “independent director” pursuant to the same Rule.

As of the date of the report, Panex did not maintain a separately designated compensation, nominating or audit committee. Panex has also adopted this definition for the independence of the members of its audit committee. Panex’s board of directors has determined that Mr. Eckhof is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act of 1933 would be permitted for actions taken in good faith by directors, officers, and employees pursuant to various provisions contained in our articles of incorporation, as amended and restated, and/or by our Bylaws, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the disclosure and reporting requirements of the Exchange Act and file annual, quarterly, and current event reports, and other information with the SEC. We do not routinely deliver copies to stockholders of our annual reports to our shareholders. You can read our SEC filings, including our annual reports and our audited financial statements and the registration statement, over the Internet at the SEC’s website at http://www.sec.gov.

The SEC’s web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

53

PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

BALANCE SHEETS

PANEX RESOURCES INC.

(An exploration stage enterprise)

Balance Sheets

	As at
	30 November	As at
	2014	31 August
	(Unaudited)	2014
(Expressed in U.S. Dollars)	$	$

ASSETS
Current assets
Investment	632,447	1,351,587
Cash	40,356	2,524
Total current assets	672,803	1,354,111
Total assets (all current)	672,803	1,354,111

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities
Accounts payable and accrued expenses	44,763	42,922
Accounts payable and accrued expenses related parties (Note 4(b))	-	45,523
Loans and borrowings, related party	-	35,000
Total liabilities (all current)	44,763	123,445
Stockholders’ Equity (Deficiency)
Common stock Authorized: 2,000,000,000 common shares with par value of $0.001 each Issued and outstanding: 1,416,136,507 (August 31, 2014: 1,416,136,507) common shares	1,416,136	1,416,136
Additional paid-in capital	13,131,129	13,131,129
Donated capital	77,627	77,627
Accumulated deficit during the exploration stage	(13,996,852)	(13,394,226)
Stockholder’ equity (deficiency)	628,040	1,230,666
Total liabilities and stockholders’ equity (deficiency)	672,803	1,354,111

The accompanying notes are an integral part of these financial statements.

54

PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

STATEMENTS OF OPERATIONS

PANEX RESOURCES INC.

(An exploration stage enterprise)

Statements of Operations

	For the	For the
	Three Months	Three Months
	Ended	Ended
	30 November	30 November
	2014	2013
(Expressed in U.S. Dollars)	$	$
Listing and filing fees	3,538	3,631
Investor relation expenses	16,944	80,975
Professional fees	38,412	42,900
Travel costs	5,095	-
General and administrative	20,089	76,290
Foreign currency transaction loss	5,184	-
Mineral property and exploration costs	2,384	329,080
	91,646	532,876
Other income (expense)
Gain (Loss) on sale of investment	(3,060)	-
Investment revaluation	(507,921)	-
	(510,981)	-
Net Income (Loss)	(602,627)	(532,876)
Earnings (Loss) Per Share – Basic and Diluted	*	*
Weighted Average Shares Outstanding	1,416,136,507	159,594,840

* Amounts are less than $0.01 per share

The accompanying notes are an integral part of these financial statements.

55

PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

STATEMENTS OF CASH FLOWS

PANEX RESOURCES INC.

(An exploration stage enterprise)

Statements of Cash Flows

	For the	For the
	Three Months	Three Months
	Ended	Ended
	30 November	30 November
	2014	2013
(Expressed in U.S. Dollars)	$	$
Cash Flows From Operating Activities
(Net loss) income	(602,627)	(532,876)
Adjustments to reconcile net loss to cash used in operating activities
Foreign currency transaction loss (gain)	5,184	-
(Gain) Loss on sale of investment	3,060	-
Investment revaluation	507,921
Change in operating assets and liabilities
Increase (decrease) in accounts payable and accrued liabilities	1,841	146,883
Increase (decrease) in amounts due to related parties	(45,523)	63,011
Net Cash Used in Operating Activities	(130,144)	(322,982)
Cash Flows From Investing Activities
Cash received from sale of investment	208,159	-
Net Cash Used in Investing Activities	208,159	-
Cash Flows From Financing Activities
Loan (repaid) from related parties	(35,000)	50,000
Advances received for common stock subscriptions	-	278,400
Net Cash Provided by Financing Activities	(35,000)	328,400
Effect of Exchange Rates on Cash	(5,183)	-
Increase (decrease) in Cash	37,832	5,418
Cash at Beginning of Period	2,524	519
Cash at End of Period	40,356	5,937

The accompanying notes are an integral part of these financial statements.

56

PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIENCY)

PANEX RESOURCES INC

(An exploration stage enterprise)

Statements of Stockholder's Equity (Deficiency) and

Comprehensive income (Loss)

For the Period Ended November 30, 2014

	Common Stock		Additional paid-in	Advances for	Donated	Accumulated (deficit) during exploration	Total stockholders' equity
	Shares	Amount	capital	Stock	Capital	stage	(deficiency)
(Expressed in U.S. Dollars)	#	$	$	Subscriptions	$	$	$

Balances, August 31, 2014	1,416,136,507	1,416,136	13,131,129	-	77,627	(13,394,226)	1,230,666
Net loss	-	-	-		-	(602,627)	(602,627)
Balances, November 30, 2014	1,416,136,507	1,416,136	13,131,129	-	77,627	(13,996,852)	628,040

The accompanying notes are an integral part of these financial statements.

57

PANEX RESOURCES INC.

FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS)

QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

NOTES TO FINANCIAL STATEMENTS

1. Organization, Nature of Business, Going Concern and Management’s Plans

Panex Resources Inc. (‘Panex” or the “Company”) was incorporated in the State of Nevada on May 28, 2004. The Company is considered to be an Exploration Stage Company. The Company’s principal business is the acquisition and exploration of mineral resources.

Going concern and management’s plans:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception on May 28, 2004, the Company has not generated revenue and has incurred net losses.

The Company incurred a net loss of $602,627 for the three months ended November 30, 2014, and a deficit accumulated during the exploration stage of $13,996,852 for the period May 28, 2004 (inception) through November 30, 2014.

Accordingly, it has not generated cash flow from operations and has primarily relied upon advances from shareholders and proceeds from equity financings to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has no mineral property interests as of the date of this report. Certain mineral property interests are presently being considered, however it is too early to determine whether they may be considered appropriate for acquisition.

During the next 12 months, management’s objective is to recapitalize Panex, continue to raise new capital and to seek new investment opportunities in the mineral sector. Management believes that its worldwide industry contacts will make it possible to identify and assess new projects for acquisition purposes.

Panex is seeking a viable business opportunity through acquisition, merger or other suitable business combination method, with a focus on undervalued mineral properties for eventual acquisition. Panex intends to concentrate its acquisition efforts on mineral properties or mineral exploration businesses that management believes to be undervalued or that management believes may realize a substantial benefit from being publicly owned. Panex will continue to identify and assess undervalued mineral properties when capital raisings are completed. A small number of mineral properties are presently being reviewed, but it is too early to say whether they may be considered appropriate for acquisition.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

58

PANEX RESOURCES INC.

FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS)

QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

2. Summary of Significant Accounting Policies

a. Basis of Preparation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (US GAAP). The Company’s fiscal year-end is August 31.

b. Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Basic and Diluted Net Income (Loss) Per Share

Earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period including common stock issued effective the date committed. Common stock issuable is considered outstanding as of the original approval date for the purposes of earnings per share computations. Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the sum of (a) the basic weighted average number of shares of common stock outstanding during the period and (b) additional shares that would have been issued and potentially dilutive securities. During the reporting periods the diluted earnings (loss) per share was equivalent to the basic earnings (loss) per share because all potentially dilutive securities were anti-dilutive due to the net losses incurred. Potentially dilutive securities consist of stock options outstanding at the end of the reporting period.

d. Cash

Cash includes deposits in banks, which are unrestricted as to withdrawal or use.

e. Investments in Securities

The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses are recognized in earnings. At November 30, 2014 investments consist of 43,705,232 shares (August 31, 2014, 55,705,232 shares) of Burey Gold Ltd., an Australian listed entity, which were acquired in August 2014 (note 7) and are accounted for as trading securities. Unrealized losses for the three months ended November 30, 2014 were approximately $508,000 (August 31, 2014 a gain of approximately $216,000).

f. Mineral Property and Exploration Costs

The Company has been in the exploration stage since its formation on May 28, 2004 and has not realized any revenues from its planned operations. It has been primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

59

PANEX RESOURCES INC.

FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS)

QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

2. Summary of Significant Accounting Policies (Continued)

g. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. The Company uses a fair value hierarchy that has three levels of inputs, both observable and unobservable, with use of the lowest possible level of input to determine fair value.

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 - assets and liabilities whose significant value drivers are unobservable.

The Company's investments are classified as Level 1 and there are no Level 2 or 3 assets or liabilities.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Financial instruments, which include cash, accounts payable, and loans and borrowings, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of amounts due to related parties are not practical to estimate, due to the related party nature of the underlying transactions. The financial risk to the Company’s operations arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h. Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases, as well as net operating losses.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs. A valuation allowance is provided to reduce the deferred tax assets to a level, that more likely than not, will be realized.

Management does not believe that the Company has any unrecognized tax positions. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

60

PANEX RESOURCES INC.

FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS)

QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

2. Summary of Significant Accounting Policies (Continued)

i. Stock-Based Compensation

The Company accounts for share-based payments under the fair value method of accounting for stock-based compensation consistent with US GAAP. Under the fair value method, stock-based compensation cost is measured at the grant date based on the fair value of the award using the Black-Sholes option pricing model and is recognized to expense on a straight-line basis over the requisite service period, which is generally the vesting period. Where upon grant the options vest immediately the stock-based costs are expensed immediately. During the current period, there are no options outstanding.

j. Foreign Currency Translation and Transactions

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated into the United States dollar using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.

k. Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentration of credit risk consist of cash. The Company’s cash is in demand deposit accounts placed with federally insured financial institutions in Canada.

l. Interim Financial Statements

In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

m. Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company has elected to early adopt this standard commencing for the reporting period August 31, 2014.

In May 2014, FASB issued ASU No. 2014-09 “Revenue from Contracts from Customers,” which supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires entities to recognize revenue in a way that depicts the transfer of potential goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to the exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early adoption not permitted. The Company is currently evaluating the new standard and assessing the potential impact on its operations and financial statements.

Management has evaluated other recently issued accounting pronouncements to determine their applicability and does not believe that any of these pronouncements will have a significant impact on the Company’s financial statements.

61

PANEX RESOURCES INC.

FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS)

QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

3. Stock Options

In August 2012, the Company's Board of Directors approved the issuance of stock options as an incentive to obtain services of key employees, directors and consultants of the Company. For the periods presented there were no stock options outstanding.

4. Related Party Transactions

a.

During the year ended August 31, 2014 Coresco forgave money owing for an amount of $50,430, which was reported as an extinguishment of liabilities in the Statements of Stockholder’s equity (deficiency) (November 30, 2014: $Nil).

b.

During November 2013, Ross Doyle, CFO, loaned the Company $50,000 as a short term unsecured bridge loan at an interest rate of 10% (November 30, 2014: Nil). The loan was subsequently debt settled for shares issued during the year ended August 31, 2014.

c.

The Company incurred $36,819 in total for management, exploration and contractor expenses during the quarter ended November 30, 2014 (November 30, 2013: $107,572). This amount is a combination of exploration contracting services, the CEO, Non-Executive Director, Company Secretarial and CFO of the Company. Total management fees for Coresco are determined in relation to the level of services required and comprise office rental, infrastructure, investor meeting rooms, company secretarial services, CEO, CFO, Technical Services and Non Executive Director fees. As of November 30, 2014, the Company has an accrued liability of $Nil for these services due to this related party (November 30, 2013: $126,654).

d.

During July 2014, Coresco loaned the Company $44,000, with no specified interest or due date. The parties may agree to settle the borrowing through repayment or issuance of equity. In August 2014, the Company repaid $9,000 of the loan and $35,000 is outstanding at August 31, 2014. During the quarter ended 30 November 2014 the balance of $35,000 was repaid in full.

62

PANEX RESOURCES INC.

FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS)

QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

5. Loans and Borrowings

In September 2012, November 2012 and June 2013 the Company received loan proceeds of $75,000, $25,000 and $10,000 respectively (totalling $110,000), from an unrelated third party. The loan is unsecured, and had no stated interest rate. $75,000 of these funds received was used to pay aged outstanding accounts payable in December 2012. During November 2013, the Company entered into a debt settlement agreement with this unrelated third party in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished $110,000, for a total of 110,000,000 shares at a price of $0.001 per share.

During November 2013, Ross Doyle loaned the Company $50,000 as a short term unsecured bridge loan at an interest rate of 10% (November 30, 2012: Nil). The loan was subsequently debt settled during the quarter ended February 28, 2014.

During March 2014, the Company received loan proceeds of $300,000, from an unrelated third party. The loan is unsecured, and had no stated interest rate. The loan was assigned to Burey Gold Ltd upon the successful conclusion of the transaction with Burey Gold Ltd consummated on August 12, 2014. The funds received were used to pay aged outstanding accounts payable during the quarter ending May 31 2014. Of the total $300,000 loan proceeds, the full $300,000 was distributed directly by the lender to repay certain vendors of the Company in Democratic Republic of Congo, with the majority being license fees.

During June 2014, the Company received loan proceeds of $466,027 (AUD $500,000), from an unrelated third party. The loan is unsecured, and had no stated interest rate. The loan was assigned to Burey Gold Ltd after the successful conclusion of the transaction with Burey Gold Ltd consummated on August 12, 2014. The funds received were used to pay aged outstanding accounts payable during the quarter ending May 31, 2014. Of the total $466,027 loan proceeds, $96,027 was distributed directly by the lender to repay certain vendors of the Company in Democratic Republic of Congo.

During July 2014, the Company received loan proceeds of $80,000 from Burey Gold Ltd. The loan is unsecured and had no stated interest rate. The loan was assigned to Burey Gold Ltd upon successful conclusion of the transaction with Burey Gold Ltd consummated on August 12, 2014.

During July 2014, Coresco loaned the Company $44,000, with no specified interest or due date. The parties may agree to settle the borrowing through repayment or issuance of equity. In August 2014, the Company repaid $9,000 of the loan and $35,000 is outstanding at August 31, 2014. During the quarter ended 30 November 2014 the balance of $35,000 was repaid in full.

6. Material Contingencies and Commitments

Panex has no material contingencies or long-term commitments.

While Panex has raised capital to meet its working capital and financing needs in the past, additional financing is required in order to fully complete its plan of operation and launch its business operations. Panex is seeking financing in the form of equity in order to provide the necessary working capital. Panex currently has no commitments for financing. There are no assurances Panex will be completely successful in raising the funds required.

63

PANEX RESOURCES INC.

FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS)

QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

7. Stockholders’ Equity

Common Stock

On November 5, the Company filed a Form S-1 Registration Statement with the Securities and Exchange Commission, file number 333-172375, permitting Panex to offer up to 500,000,000 shares of common stock at $0.001 per share. The offering was being conducted on a best efforts basis and there will be no underwriter involved in this public offering. The Company is currently in communication with the Securities and Exchange Commission regarding the Form S-1 and the registration has not yet been declared effective.

During November 2013, the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $248,000, for a total of 248,000,000 shares at a price of $0.001 per share. The $0.001 per share value is consistent with the cash per share value received by the Company in a November 2013 stock transaction (described below).

During November 2013 (share certificates issued during quarter ended February 28, 2014), the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $50,975, for a total of 50,975,000 shares at a price of $0.001 per share.

On December 7, 2013 the Company entered into an agreement to acquire 85% of Amani Consulting SPRL currently in Joint Venture with state entity La Société Minière de Kilo Moto (Sokimo). Upon completion of the acquisition the Company will own an ultimate 55% interest in Giro Goldfields SPRL (Giro). Amani has a 65% interest and Sokimo has a 35% free carried interest in Giro which is comprised of two exploitation permits, PE’s 5046 and 5049, covering a surface area of 610sqkm. The permits lie within 20–30km west of Randgold/Ashanti’s 20Moz Kibali gold deposits.

Pursuant to the terms and conditions of the Term Sheet dated May 22, 2014 and final agreement executed in August 2014, Panex has assigned and surrendered all of the rights and interests it may have in the share purchase agreement dated December 7, 2013 with Amani (the "Purchase Agreement") to Burey Gold Limited ("Burey"). In addition, Panex has assigned to Burey all of its rights, title, and interest in the loans it has provided for the purpose of funding exploration on the Giro Project (the "Loans"). These loans totalled $846,027. In consideration of the assignment of all of Panex's rights and interests in the Purchase Agreement and the Loans Burey has issued an aggregate 55,705,232 shares in the capital of Burey to Panex (the "Burey Shares"). The parties agreed that the terms and conditions provided in the Term Sheet are binding. Certain shareholders of Panex are also officers and non-controlling shareholders of Burey; however, Panex has no board or other management rights in the operations of Burey. The Burey Shares represented approximately 11.8% of the total outstanding share issuances of Burey. Burey is listed on the Australian Securities Exchange and the Burey Shares issued to Panex are fully tradeable. At the date of the final executed agreement, the Company’s carrying value of the Amani agreement was nil as the Company previously expensed all Amani related exploration costs, the Burey shares had a fair value of $1,135,000 (trading for AUD $0.022 per share), and the loans assigned to Burey totalled $846,000 resulting is a gain of approximately $1,981,000. During the quarter ended November 30, 2014, the Company sold 12,000,000 shares of Burey ordinary shares for cash proceeds of approximately $208,000. At November 30, 2014, Burey ordinary shares were trading for AUD $0.017 per share.

On July 23, 2014 the Company approved a conditional equity financing to raise working capital for operations, exploration and administration. On August 12, 2014 the Company issued 861,900 restricted shares of common stock at a price of $0.001 per share to raise the working capital. The Company set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares to be issued in the offering were issued for investment purposes in “private transactions”.

Financing Activities:

During November 2013, the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $248,000, for a total of 248,000,000 shares at a price of $0.001 per share.

During November 2013, Ross Doyle loaned the Company $50,000 as a short term unsecured bridge loan at an interest rate of 10% (November 30, 2012: Nil), which was subsequently debt settled.

64

PANEX RESOURCES INC.

FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS)

QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2014 (UNAUDITED)

7. Stockholders’ Equity (Continued)

Through May 31, 2014, $861,900 was received in advance for subscriptions for 861,900,000 shares of common stock paid at $0.001 per share. In addition, 50,975,000 shares of common stock at $0.001 per share were issued in consideration of settlement of liabilities of $50,975 during the quarter ended February 28, 2014. Of these 861,900,000 shares, 40,300,000 have been issued during the quarter ended May 31, 2014 and the rest have been issued during the quarter ended 31 August, 2014.

During May 2014, the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $87,000, for a total of 87,000,000 shares at a price of $0.001 per share. The shares were issued during the quarter ended August 31, 2014.

During June 2014, the Company received loan proceeds of $466,027 (AUD $500,000), from an unrelated third party. The loan is unsecured, and had no stated interest rate. The loan was assigned to Burey Gold Ltd after the successful conclusion of the transaction with Burey Gold Ltd consummated on August 12, 2014. The funds received were used to pay aged outstanding accounts payable during the quarter ending May 31, 2014. Of the total $466,027 loan proceeds, $96,027 was distributed directly by the lender to repay certain vendors of the Company in Democratic Republic of Congo. On July 23, 2014 the Company approved a conditional equity financing to raise up to $958,600 in working capital for operations, exploration and administration. On August 12, 2014 the Company issued 958,600,000 restricted shares of common stock at a price of $0.001 per share to raise the working capital. The Company set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares to be issued in the offering were issued for investment purposes in “private transactions”.

8. Subsequent events

Other than as disclosed in the financial statements there are no subsequent events to report at lodgement date.

65

PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Panex Resources Inc. Board of Directors and Stockholders

We have audited the accompanying balance sheets of Panex Resources Inc. (an Exploration Stage Company) as of August 31, 2014 and 2013, and the related statements of operations, cash flows and stockholders’ equity (deficiency) for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panex Resources Inc. as of August 31, 2014 and 2013, and the results of its operations and cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had a loss before other income of approximately $1,979,000 for the year ended August 31, 2014, and a deficit accumulated during the exploration stage of approximately $13,394,000 as of August 31, 2014. The Company also has a limited history and no revenue producing operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GHP HORWATH, P.C.

Denver, Colorado

October 3, 2014

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

BALANCE SHEETS

PANEX RESOURCES INC.

(An exploration stage enterprise)

Balance Sheets

	As at	As at
	31 August	31 August
	2014	2013
(Expressed in U.S. Dollars)	$	$

ASSETS
Current assets
Investment	1,351,587	-
Cash	2,524	519
Total current assets	1,354,111	519
Total assets (all current)	1,354,111	519

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities
Accounts payable and accrued expenses	42,922	63,344
Accounts payable and accrued expenses related parties (Note 4(b))	45,523	163,643
Loans and borrowings, related party	35,000	-
Loans and borrowings	-	110,000
Total liabilities (all current)	123,445	336,987

Stockholders’ Equity (Deficiency)
Common stock
Authorized: 2,000,000,000 (2013: 500,000,000)
common shares with par value of $0.001 each
Issued and outstanding:
1,416,136,507 (August 31, 2013: 118,261,507) common shares	1,416,136	118,261
Additional paid-in capital	13,131,129	13,080,699
Donated capital	77,627	77,627
Accumulated deficit during the exploration stage	(13,394,226)	(13,613,055)
Stockholder’ equity (deficiency)	1,230,666	(336,468)
Total liabilities and stockholders’ equity (deficiency)	1,354,111	519

The accompanying notes are an integral part of these financial statements.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

STATEMENTS OF OPERATIONS

PANEX RESOURCES INC.

(An exploration stage enterprise)

Statements of Operations

	For the	For the
	Year	Year
	Ended	Ended
	31 August	31 August
	2014	2013
(Expressed in U.S. Dollars)	$	$
Listing and filing fees	14,686	2,396
Investor relation expenses	181,457	-
Management fees	-	61,431
Professional fees	209,325	112,762
Travel costs	12,640	-
General and administrative	192,407	163,709
Foreign currency transaction loss (gain)	(20,021)	1,037
Mineral property and exploration costs	1,388,295	-
	1,978,789	341,335
Other income (expense)
Interest expense	-	(36)
Gain on sale of investment	1,981,344	-
Investment revaluation	216,270	-
Extinguishment of liabilities	-	197,745
	2,197,614	197,709
Net Income (Loss)	218,825	(143,626)
Earnings (Loss) Per Share – Basic and Diluted	*	*
Weighted Average Shares Outstanding	397,269,510	109,097,123

* Amount is less than $0.01 per share

The accompanying notes are an integral part of these financial statements.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

STATEMENTS OF CASH FLOWS

PANEX RESOURCES INC.

(An exploration stage enterprise)

Statements of Cash Flows

	For the	For the
	Year	Year
	Ended	Ended
	31 August	31 August
	2014	2013
(Expressed in U.S. Dollars)	$	$

Cash Flows From Operating Activities
(Net loss) income	218,825	(143,626)
Adjustments to reconcile net loss to cash used in operating activities
Foreign currency transaction loss (gain)	(20,021)	1,031
Gain on sale of investment	(1,981,344)	-
Investment revaluation	(216,270)	-
Extinguishment of debt	-	(197,745)
Options expense	-	-
Increase (decrease) in accounts payable and accrued liabilities	205,983	25,190
Increase (decrease) in amounts due to related parties	(18,120)	132,049
Net Cash Used in Operating Activities	(1,810,947)	(183,101)
Cash Flows From Investing Activities
Net Cash Used in Investing Activities	-	-
Cash Flows From Financing Activities
Loan from related parties	94,000	-
Loan repaid to related parties	(9,000)	-
Loan from unrelated third parties	846,027	110,000
Common shares issued for cash	861,900	-
Net Cash Provided by Financing Activities	1,792,927	110,000
Effect of Exchange Rates on Cash	20,025	7,821
Increase (decrease) in Cash	2,005	(65,280)
Cash at Beginning of Period	519	65,799
Cash at End of Period	2,524	519

See Note 7 for non-cash investing and financing transactions.

The accompanying notes are an integral part of these financial statements.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIENCY)

PANEX RESOURCES INC

(An exploration stage enterprise)

Statements of Stockholder's Equity (Deficiency) and

Comprehensive income (Loss)

For the Year Ended August 31, 2014 and 2013

	Common Stock		Additionalpaid-in	Donated	Accumulated (deficit) during exploration	Total stockholders' equity
	Shares	Amount	capital	Capital	stage	(deficiency)
(Expressed in U.S. Dollars)	#	$	$	$	$	$

Balances, August 31, 2012	103,261,507	103,261	13,020,699	77,627	(13,469,429)	(267,842)
Net loss (income)	-	-	-	-	(143,626)	(143,626)
Common stock issued for settlement of liabilities on April 11, 2013 at 0.5 cents per share	15,000,000	15,000	60,000	-	-	75,000
Balances, August 31, 2013	118,261,507	118,261	13,080,699	77,627	(13,613,055)	(336,468)
Net loss (income)	-	-	-	-	218,829	218,827
Common stock issued for settlement of liabilities on November 15, 2013 at $0.001 per share	248,000,000	248,000	-	-	-	248,000
Common stock issued for settlement of liabilities of $137,000 during quarter ended February 28, 2014 at $0.001 per share	50,975,000	50,975	-	-	-	50,975
Common stock issued for cash on May 13, 2014 at $0.001 per share	40,300,000	40,300	-	-	-	40,300
Extinguishment of liabilities with a related party	-	-	50,430	-	-	50,430
Common stock issued for settlement of liabilities and for cash received of $821,600 on August 12, 2014 at $0.001 per share	958,600,000	958,600	-	-	-	958,600
Balances, August 31, 2014	1,416,136,507	1,416,136	13,131,129	77,627	(13,394,226)	1,230,666

The accompanying notes are an integral part of these financial statements.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

NOTES TO FINANCIAL STATEMENTS

1. Organization, Nature of Business, Going Concern and Management’s Plans

Panex Resources Inc. (‘Panex” or the “Company”) was incorporated in the State of Nevada on May 28, 2004. The Company is considered to be an Exploration Stage Company. The Company’s principal business is the acquisition and exploration of mineral resources.

Going concern and management’s plans:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception on May 28, 2004, the Company has not generated revenue and has incurred net losses.

The Company generated income of $218,825 for the year ended August 31, 2014, and a deficit accumulated during the exploration stage of $13,394,226 for the period May 28, 2004 (inception) through August 31, 2014.

Accordingly, it has not generated cash flow from operations and has primarily relied upon advances from shareholders and proceeds from equity financings to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has no mineral property interests as of the date of this report. Certain mineral property interests are presently being considered, however it is too early to determine whether they may be considered appropriate for acquisition.

During the next 12 months, management’s objective is to recapitalize Panex, continue to raise new capital and to seek new investment opportunities in the mineral sector. Management believes that its worldwide industry contacts will make it possible to identify and assess new projects for acquisition purposes.

Panex is seeking a viable business opportunity through acquisition, merger or other suitable business combination method, with a focus on undervalued mineral properties for eventual acquisition. Panex intends to concentrate its acquisition efforts on mineral properties or mineral exploration businesses that management believes to be undervalued or that management believes may realize a substantial benefit from being publicly owned. Panex will continue to identify and assess undervalued mineral properties when capital raisings are completed. A small number of mineral properties are presently being reviewed, but it is too early to say whether they may be considered appropriate for acquisition.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

2. Summary of Significant Accounting Policies

a. Basis of Preparation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (US GAAP). The Company’s fiscal year-end is August 31.

b. Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

2. Summary of Significant Accounting Policies (Continued)

c. Basic and Diluted Net Income (Loss) Per Share

Earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period including common stock issued effective the date committed. Common stock issuable is considered outstanding as of the original approval date for the purposes of earnings per share computations. Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the sum of (a) the basic weighted average number of shares of common stock outstanding during the period and (b) additional shares that would have been issued and potentially dilutive securities. During the reporting periods the diluted earnings (loss) per share was equivalent to the basic earnings (loss) per share because all potentially dilutive securities were anti-dilutive due to the net losses incurred. Potentially dilutive securities consist of stock options outstanding at the end of the reporting period.

d. Cash

Cash includes deposits in banks, which are unrestricted as to withdrawal or use.

e. Investments in Securities

The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses are recognized in earnings. At August 31, 2014, investments consist of 55,705,232 shares of Burey Gold Ltd., an Australian listed entity, which were acquired in August 2014 (note 7) and are accounted for as trading securities.  Unrealized gains through August 31, 2014 were approximately $216,000.

f. Mineral Property and Exploration Costs

The Company has been in the exploration stage since its formation on May 28, 2004 and has not realized any revenues from its planned operations. It has been primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. The Company uses a fair value hierarchy that has three levels of inputs, both observable and unobservable, with use of the lowest possible level of input to determine fair value.

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 - assets and liabilities whose significant value drivers are unobservable.

As of August 31, 2014, the Company's investments are classified as Level 1 and there are no Level 2 or Level 3 assets or liabilities.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

2.  Summary of Significant Accounting Policies (Continued)

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Financial instruments, which include cash, accounts payable, and loans and borrowings, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of amounts due to related parties are not practical to estimate, due to the related party nature of the underlying transactions. The financial risk to the Company’s operations arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h. Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases, as well as net operating losses.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs. A valuation allowance is provided to reduce the deferred tax assets to a level, that more likely than not, will be realized.

Management does not believe that the Company has any unrecognized tax positions. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

i. Stock-Based Compensation

The Company accounts for share-based payments under the fair value method of accounting for stock-based compensation consistent with US GAAP. Under the fair value method, stock-based compensation cost is measured at the grant date based on the fair value of the award using the Black-Sholes option pricing model and is recognized to expense on a straight-line basis over the requisite service period, which is generally the vesting period. Where upon grant the options vest immediately the stock-based costs are expensed immediately.

j. Foreign Currency Translation and Transactions

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated into the United States dollar using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.

k. Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentration of credit risk consist of cash. The Company’s cash is in demand deposit accounts placed with federally insured financial institutions in Canada.

l. Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company has elected to early adopt this standard commencing for the reporting period August 31, 2014.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

2. Summary of Significant Accounting Policies (Continued)

In May 2014, FASB issued ASU No. 2014-09 “Revenue from Contracts from Customers,” which supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires entities to recognize revenue in a way that depicts the transfer of potential goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to the exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early adoption not permitted. The Company is currently evaluating the new standard and assessing the potential impact on its operations and financial statements.

Management has evaluated other recently issued accounting pronouncements to determine their applicability and does not believe that any of these pronouncements will have a significant impact on the Company’s financial statements.

3. Stock Options

In August 2012, the Company's Board of Directors approved the issuance of stock options as an incentive to obtain services of key employees, directors and consultants of the Company. The following is a summary of stock option activity and the status of stock options outstanding and exercisable at August 31, 2014:

	Stock Options #	Weighted Average Exercise Price $	Remaining Contractual Life (years) As At	Aggregate Intrinsic value As At
Outstanding and exercisable at August 31, 2011	-	-	-	-
Granted on August 3, 2012	8,000,000	0.08	4.92	-
Outstanding and exercisable at August, 31, 2012	8,000,000	0.08	4.92	-
Granted during the fiscal year ended August 31, 2013	-	-	-	-
Forfeited during the fiscal year ended August 31, 2013	(8,000,000)	0.08	4.17	-
Outstanding and exercisable at August 31, 2013	-	-	-	-
Granted during the fiscal year ended August 31, 2014	-	-	-	-
Outstanding and exercisable at August 31, 2014	-	-	-	-

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the fiscal year and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options.

Effective August 3, 2012, the Company’s board of directors granted 8,000,000 stock purchase options. Each of the options has an issue date, effective date and vesting date of August 3, 2012, with an exercise price of $0.08 per share. The term of these options is five years. The options are exercisable at any time from the grant date up to and including August 2, 2017.  All related compensation expense was recognized on August 31, 2012 as the options were vested in full on that date.

On June 20, 2013, Panex reached an agreement with Klaus Eckhof and Ross Doyle to cancel all of their outstanding stock options with Panex. As a result of the cancellation of the 8,000,000 stock options, Panex currently has no outstanding stock options as at August 31, 2013. The Company previously expensed all compensation related to the stock options; accordingly the cancellation had no impact on earnings.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

4. Related Party Transactions

a.

During the year ended August 31, 2014 Coresco forgave money owing for an amount of $50,430, which is reported as an extinguishment of liabilities in the Statements of Stockholder’s equity (deficiency) (August 31, 2013: Nil).

b.

During November 2013, Ross Doyle, CFO, loaned the Company $50,000 as a short term unsecured bridge loan at an interest rate of 0% (November 30, 2012: Nil). The loan was subsequently debt settled for shares issued during the year ended August 31, 2014.

c.

The Company incurred $199,617 (including 38,523 of management fees) respectively in total for management, exploration and contractor expenses during the fiscal year ended August 31, 2014 (August 31, 2013: $172,016 (including $43,076 of management fees). This amount is a combination of exploration contracting services, the CEO, Non Executive Director and CFO of the Company. Total management fees for Coresco are contracted at 20,000 Swiss Francs per month and comprise office rental, infrastructure, investor meeting rooms, company secretarial services, CEO, CFO, Technical Services and Non Executive Director fees. This agreement was entered on December 1, 2011, and can be terminated with 6 months notice subsequent to December 31, 2012. As of August 31, 2014, the Company has an accrued liability of $45,524 for these services due to this related party (August 31, 2013: $163,643).

d.

On June 20, 2013, Panex reached an agreement with Klaus Eckhof and Ross Doyle to cancel all of their outstanding stock options with Panex. As a result of the cancellation of the 8 million stock options.

e.

In July 2014, Coresco loaned the Company $44,000, with no specified interest or due date. The parties may agree to settle the borrowing through repayment or issuance of equity. In August 2014, the Company repaid $9,000 of the loan and $35,000 is outstanding at August 31, 2014.

5. Loans and Borrowings

In September 2012, November 2012 and June 2013 the Company received loan proceeds of $75,000, $25,000 and $10,000 respectively (totalling $110,000), from an unrelated third party. The loan is unsecured, and had no stated interest rate. $75,000 of these funds received was used to pay aged outstanding accounts payable in December 2012. During November 2013, the Company entered into a debt settlement agreement with this unrelated third party in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished $110,000, for a total of 110,000,000 shares at a price of $0.001 per share.

During November 2013, Ross Doyle loaned the Company $50,000 as a short term unsecured bridge loan at an interest rate of 10% (November 30, 2012: Nil). The loan was subsequently debt settled during the quarter ended February 28, 2014.

During March 2014, the Company received loan proceeds of $300,000, from an unrelated third party. The loan is unsecured, and had no stated interest rate. The loan was assigned to Burey Gold Ltd upon the successful conclusion of the transaction with Burey Gold Ltd consummated on August 12, 2014. The funds received were used to pay aged outstanding accounts payable during the quarter ending May 31 2014. Of the total $300,000 loan proceeds, the full $300,000 was distributed directly by the lender to repay certain vendors of the Company in Democratic Republic of Congo, with the majority being license fees.

During June 2014, the Company received loan proceeds of $466,027 (AUD $500,000), from an unrelated third party. The loan is unsecured, and had no stated interest rate. The loan was assigned to Burey Gold Ltd after the successful conclusion of the transaction with Burey Gold Ltd consummated on August 12, 2014. The funds received were used to pay aged outstanding accounts payable during the quarter ending May 31, 2014. Of the total $466,027 loan proceeds, $96,027 was distributed directly by the lender to repay certain vendors of the Company in Democratic Republic of Congo.

During July 2014, the Company received loan proceeds of $80,000 from Burey Gold Ltd. The loan is unsecured and had no stated interest rate. The loan was assigned to Burey Gold Ltd. upon successful conclusion of the transaction with Burey Gold Ltd. consummated on August 12, 2014.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

6. Material Contingencies and Commitments

Panex has no material contingencies or long-term commitments.

While Panex has raised capital to meet its working capital and financing needs in the past, additional financing is required in order to fully complete its plan of operation and launch its business operations. Panex is seeking financing in the form of equity in order to provide the necessary working capital. Panex currently has no commitments for financing. There are no assurances Panex will be completely successful in raising the funds required.

7. Stockholders’ Equity

Common Stock:

On June 15, 2012, the Securities and Exchange Commission declared Panex’s Form S-1 Registration Statement effective, file number 333-172375, permitting Panex to offer up to 30,000,000 shares of common stock at $0.08 per share. The offering was being conducted on a best efforts basis and there was no underwriter involved in this public offering. Through August 31, 2012, Panex received and accepted 22 subscription agreements and received an aggregate $978,989 in proceeds from those subscriptions and issued 12,237,075 shares of common stock. No further subscriptions were received and the offering was closed on December 12, 2012. Panex utilized the proceeds to ongoing operations, paying accounts payable, paying for offering expenses, assessing and evaluating possible new mineral project opportunities, and, subject to acquiring any such new projects, funding the exploration on such projects.

Effective August 3, 2012, the Company’s board of directors granted 8,000,000 stock purchase options. Each of the options has an issue date, effective date and vesting date of August 3, 2012, with an exercise price of $0.08 per share. The term of these Options are five years. The Options are exercisable at any time from the grant date up to and including August 2, 2017.

On April 11, 2013, the Company issued 15,000,000 restricted shares of common stock at a subscription price of $0.005 per share, for the settlement of $75,000 in accounts payable and accrued liabilities.

On June 20, 2013, Panex reached an agreement with Klaus Eckhof and Ross Doyle to cancel all of their outstanding stock options with Panex. As a result of the cancellation of the 8,000,000 stock options, Panex currently has no outstanding stock options as at August 31, 2013.

During November 2013, the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $248,000, for a total of 248,000,000 shares at a price of $0.001 per share. The $0.001 per share value is consistent with the cash per share value received by the Company in a November 2013 stock transaction (described below).

During November 2013 (share certificates issued during quarter ended February 28, 2014), the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $50,975, for a total of 50,975,000 shares at a price of $0.001 per share.

On December 7, 2013 the Company entered into an agreement to acquire 85% of Amani Consulting SPRL currently in Joint Venture with state entity La Société Minière de Kilo Moto (Sokimo). Upon completion of the acquisition the Company will own an ultimate 55% interest in Giro Goldfields SPRL (Giro). Amani has a 65% interest and Sokimo has a 35% free carried interest in Giro which is comprised of two exploitation permits, PE’s 5046 and 5049, covering a surface area of 610sqkm. The permits lie within 20–30km west of Randgold/Ashanti’s 20Moz Kibali gold deposits.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

7. Stockholders’ Equity

Pursuant to the terms and conditions of the Term Sheet dated May 22, 2014 and final agreement executed in August 2014, Panex has assigned and surrendered all of the rights and interests it may have in the share purchase agreement dated December 7, 2013 with Amani (the "Purchase Agreement") to Burey Gold Limited ("Burey"). In addition, Panex has assigned to Burey all of its rights, title, and interest in the loans it has provided for the purpose of funding exploration on the Giro Project (the "Loans"). These loans totalled $846,027. In consideration of the assignment of all of Panex's rights and interests in the Purchase Agreement and the Loans Burey has issued an aggregate 55,705,232 shares in the capital of Burey to Panex  (the "Burey Shares"). The parties agreed that the terms and conditions provided in the Term Sheet are binding. Certain shareholders of Panex are also officers and non-controlling shareholders of Burey; however, Panex has no board or other management rights in the operations of Burey. The Burey Shares represent approximately 11.8% of the total outstanding share issuances of Burey. Burey is listed on the Australian Securities Exchange and the Burey Shares issued to Panex are fully tradeable. At the date of the final executed agreement, the Company’s carrying value of the Amani agreement was nil as the Company previously expensed all Amani related exploration costs, the Burey shares had a fair value of $1,135,000 (trading for AUD $0.022 per share), and the loans assigned to Burey totalled $846,000 resulting in a gain of approximately $1,981,000. At August 31, 2014, Burey ordinary shares were trading for AUD $0.026 per share.

On July 23, 2014 the Company approved a conditional equity financing to raise working capital for operations, exploration and administration. On August 12, 2014 the Company issued 861,900 restricted shares of common stock at a price of $0.001 per share to raise the working capital. The Company set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares to be issued in the offering were issued for investment purposes in “private transactions”.

Financing Activities:

During April 2013, the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.005 per share.  As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $75,000, for a total of 15,000,000 shares at a price of $0.005 per share.

During November 2013, the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $248,000, for a total of 248,000,000 shares at a price of $0.001 per share.

During November 2013, Ross Doyle loaned the Company $50,000 as a short term unsecured bridge loan at an interest rate of 0% (November 30, 2012: Nil), which was subsequently debt settled.

Through May 31, 2014, $861,900 was received in advance for subscriptions for 861,900,000 shares of common stock paid at $0.001 per share. In addition, 50,975,000 shares of common stock at $0.001 per share were issued in consideration of settlement of liabilities of $50,975 during the quarter ended February 28, 2014. Of these 861,900,000 shares, 40,300,000 have been issued during the quarter ended May 31, 2014 and the rest have been issued during the quarter ended 31 August, 2014.

During May 2014, the Company entered into debt settlement agreements with creditors in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share.  As a result, the Company extinguished certain liabilities with creditors via debt settlement agreements for a total of $87,000, for a total of 87,000,000 shares at a price of $0.001 per share. The shares were issued during the quarter ended August 31, 2014.

During June 2014, the Company received loan proceeds of $466,027 (AUD $500,000), from an unrelated third party. The loan is unsecured, and had no stated interest rate. The loan was assigned to Burey Gold Ltd after the successful conclusion of the transaction with Burey Gold Ltd consummated on August 12, 2014. The funds received were used to pay aged outstanding accounts payable during the quarter ending May 31, 2014. Of the total $466,027 loan proceeds, $96,027 was distributed directly by the lender to repay certain vendors of the Company in Democratic Republic of Congo. On July 23, 2014 the Company approved a conditional equity financing to raise up to $958,600 in working capital for operations, exploration and administration. On August 12, 2014 the Company issued 958,600,000 restricted shares of common stock at a price of $0.001 per share to raise the working capital. The Company set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares to be issued in the offering were issued for investment purposes in “private transactions”.

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PANEX RESOURCES INC. FINANCIAL STATEMENTS (EXPRESSED IN U.S. DOLLARS) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

8. Income Taxes

The components of the Company’s net deferred tax asset as of August 31, 2014 and 2013, rate and the valuation allowance are as follows:

	2014	2013

Net operating losses	7,072,471	7,291,299
Loan loss reserves	6,100,000	6,100,000
	13,172,471	13,391,299
Statutory tax rate	35%	35%
Deferred tax asset	4,610,365	4,686,955
Valuation allowance	(4,610,365)	(4,686,955)
Net deferred tax asset	-	-

The Company has net operating loss carry-forwards for tax purposes of approximately $7,072,471, which begin expiring in 2031. The utilization of the net operating loss carry-forwards cannot be assured.

Deferred income tax reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company provided a valuation allowance of 100% of its net deferred tax asset due to the uncertainty of generating future profits that would allow for the realization of such deferred tax assets.

9. Subsequent Events

The company issued a news release on September 15, 2014 of their intention to issue a cash dividend. This is subject to final management and all necessary regulatory approvals. Otherwise than as disclosed above and within the financial statements there are no other subsequent events.

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[Back Cover]

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______, 2015, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commission, paid or to be paid by the registrant in connection with the sale of the Shares of Common Stock being registered hereby. All amounts shown, except the Securities and Exchange Commission registration fee, are estimates.

The estimated costs of this offering are as follows:

SEC Registration Fee	$1,000
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$2,500
Auditor Fees and Expenses	$7,500
Electronic Filing Fees	$2,000
Printing Costs	$500
Transfer Agent Fees	$2,500

Total	$46,000

All amounts are estimates. Panex is paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, Panex’s Articles of Incorporation provide that it will indemnify Panex’s directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of Panex, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the laws of the State of Nevada, Panex’s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director’s liability under federal or applicable state securities laws.

Our Bylaws provides for indemnification of our officers and directors. Our Bylaws provide as follows in pertinent part:

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In the past three fiscal years, Panex has sold the following securities that were not registered under the Securities Act of 1933.

May 2009 - $0.01 Shares For Debt Offering

On May 29, 2009, the board of directors approved the settlement of debt for shares at a settlement price of $0.01 per restricted share. Panex settled $15,000 in debt in this closing, and on June 19, 2009 issued an aggregate 1,500,000 restricted shares of common stock to two non-US creditors outside the United States.

Panex set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares issued in this offering were issued for investment purposes in a “private transaction”.

For the two non-US creditors outside the United States in this one closing, Panex relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Management is satisfied that Panex complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933. The settlement of debt was not a public offering and was not accompanied by any general advertisement or any general solicitation. Panex received from each creditor a completed and signed shares for debt agreement containing certain representations and warranties, including, among others, that (a) the creditor was not a U.S. person, (b) the creditor accepted the shares for debt for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the resale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

October 2009 - $0.01 Private Placement Offering

On October 19, 2009, the board of directors authorized the issuance of 4,000,000 restricted shares of common stock at a subscription price of $0.01 per restricted share. Panex raised $40,000 in cash in this closing, and on October 19, 2009 issued an aggregate 4,000,000 restricted shares of common stock to two non-US subscribers outside the United States.

Panex set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value.   All the restricted shares issued in this offering were issued for investment purposes in a “private transaction”.

For the two non-US subscribers outside the United States in this one closing, Panex relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Management is satisfied that Panex complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Panex received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the resale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

October 2009 - $0.01 Shares For Debt Offering

On October 19, 2009, the board of directors approved the settlement of debt for shares at a settlement price of $0.01 per restricted share. Panex settled $23,500 in debt in this closing, and issued an aggregate 2,350,000 restricted shares of common stock to two non-US creditors outside the United States.

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Panex set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares issued in this offering were issued for investment purposes in a “private transaction”.

For the two non-US creditors outside the United States in this one closing, Panex relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Management is satisfied that Panex complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933. The settlement of debt was not a public offering and was not accompanied by any general advertisement or any general solicitation. Panex received from each creditor a completed and signed shares for debt agreement containing certain representations and warranties, including, among others, that (a) the creditor was not a U.S. person, (b) the creditor accepted the shares for debt for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the resale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

January 2010 - $0.01 Shares For Debt Offering

On January 7, 2010, the board of directors approved the settlement of debt for shares at a settlement price of $0.01 per restricted share. De Beira settled $10,000 in debt in this closing, and on January 7, 2010 issued an aggregate 1,000,000 restricted shares of common stock to one non-US creditor outside the United States.

De Beira set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares issued in this offering were issued for investment purposes in a “private transaction”.

For the one non-US creditor outside the United States in this one closing, De Beira relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Management is satisfied that De Beira complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933. The settlement of debt was not a public offering and was not accompanied by any general advertisement or any general solicitation. De Beira received from each creditor a completed and signed shares for debt agreement containing certain representations and warranties, including, among others, that (a) the creditor was not a U.S. person, (b) the creditor accepted the shares for debt for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the resale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

December 2010 - $0.05 Shares For Debt Offering

On December 20, 2010, the board of directors approved the settlement of debt for shares at a settlement price of $0.05 per restricted share. Panex settled $615,156 in debt in this closing, and issued an aggregate 12,303,123 restricted shares of common stock to seven non-US creditors outside the United States.

Panex set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares issued in this offering were issued for investment purposes in a “private transaction”.

For the seven non-US creditors outside the United States in this one closing, Panex relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Management is satisfied that Panex complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933. The settlement of debt was not a public offering and was not accompanied by any general advertisement or any general solicitation. Panex received from each creditor a completed and signed shares for debt agreement containing certain representations and warranties, including, among others, that (a) the creditor was not a U.S. person, (b) the creditor accepted the shares for debt for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the resale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

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February 2012 - $0.02 Shares For Debt Offering

On February 24, 2012, the board of directors approved the settlement of debt for shares at a settlement price of $0.02 per restricted share. Panex settled $169,551 in debt in this closing, and issued an aggregate 8,477,553 restricted shares of common stock to three non-US creditors outside the United States. These shares are not part of the offering and are not included in shares being offered by the selling shareholders., and have been issued as restricted shares.

Panex set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares issued in this offering were issued for investment purposes in a “private transaction”.

For the three non-US creditors outside the United States in this one closing, Panex relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Management is satisfied that Panex complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933. The settlement of debt was not a public offering and was not accompanied by any general advertisement or any general solicitation. Panex received from each creditor a completed and signed shares for debt agreement containing certain representations and warranties, including, among others, that (a) the creditor was not a U.S. person, (b) the creditor accepted the shares for debt for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the resale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

2013 Issuances

During November 2013, Panex entered into debt settlement agreements with creditors in consideration for the issuance of Panex’s common stock, par value $0.001, at a per share price of $0.001 per share.  As a result, Panex extinguished certain liabilities with creditors via debt settlement agreements for a total of $248,000, for a total of 248,000,000 shares at a price of $0.001 per share.

During November 2013, the Company entered into a debt settlement agreement with this unrelated third party in consideration for the issuance of the Company’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, the Company extinguished $110,000, for a total of 110,000,000 shares at a price of $0.001 per share.

During April 2013, Panex entered into debt settlement agreements with creditors in consideration for the issuance of Panex’s common stock, par value $0.001, at a per share price of $0.005 per share.  As a result, Panex extinguished certain liabilities as further set forth in the debt settlement agreements as follows: Michel Muyiha, a creditor, for $75,000, for a total of 15,000,000 shares at a price of $0.005 per share.

2014 Issuances

During June 2014, Panex received loan proceeds of $466,027 (AUD $500,000), from an unrelated third party. The loan is unsecured, and had no stated interest rate. The loan was assigned to Burey Gold Ltd after the successful conclusion of the transaction with Burey Gold Ltd consummated on August 12, 2014. The funds received were used to pay aged outstanding accounts payable during the quarter ending May 31, 2014. Of the total $466,027 loan proceeds, $96,027 was distributed directly by the lender to repay certain vendors of Panex in Democratic Republic of Congo. On July 23, 2014, Panex approved a conditional equity financing to raise up to $958,600 in working capital for operations, exploration and administration. On August 12, 2014 Panex issued 958,600,000 restricted shares of common stock at a price of $0.001 per share to raise the working capital. Panex set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value. All the restricted shares to be issued in the offering were issued for investment purposes in “private transactions”.

During May 2014, Panex entered into debt settlement agreements with creditors in consideration for the issuance of Panex’s common stock, par value $0.001, at a per share price of $0.001 per share. As a result, Panex extinguished certain liabilities with creditors via debt settlement agreements for a total of $87,000, for a total of 87,000,000 shares at a price of $0.001 per share.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement unless otherwise indicated:

Exhibit Number	Description	Status

3.1	Articles of Incorporation of Panex Resources Inc. filed as an Exhibit to Panex’s Form SB-2 (Registration Statement) filed on December 12, 2005 and incorporated herein by reference.	Filed

3.2	Amended By-Laws of Panex Resources Inc. filed as an Exhibit to Panex’s Form 8-K (Current Report) filed on June 22, 2010 and incorporated herein by reference.	Filed

3.3	Certificate of Amendment of Panex Resources Inc., filed as an Exhibit to Panex’s Form 8-K (Current Report) filed on September 30, 2010 and incorporated herein by reference.	Filed

5.1	Opinion of Conrad C. Lysiak, filed as an Exhibit to Panex’s Form S-1/A – 1st Amendment (Registration Statement) filed on June 3, 2011 and incorporated herein by reference.	Filed

10.1

Management Agreement dated April 19, 2006 between Panex Resources Inc. and Reg Gillard, filed as an Exhibit (Exhibit 10.2) to Panex’s Form 8-K (Current Report) filed on May 10, 2006 and incorporated herein by reference.

Filed

10.8

Services Agreement dated March 14, 2012 between Panex Resources Inc. and Coresco AG, filed as an Exhibit (Exhibit 10.8) to Panex’s Form 8-K (Current Report) filed on April 11, 2012 and incorporated herein by reference.

Filed

14	Financial Code of Ethics filed as an Exhibit to Panex’s Form SB-2 (Registration Statement) filed on December 12, 2005 and incorporated herein by reference.	Filed

23.1	Consent of GHP Horwath, P.C.	Included

23.2	Consent of Conrad C. Lysiak. filed as an Exhibit to Panex’s Form S-1/A – 1stAmendment (Registration Statement) filed on June 3, 2011 and incorporated herein by reference.	Filed

99.1	Form of Subscription Agreement, filed as an Exhibit to Panex’s Form S-1/A – 1st Amendment (Registration Statement) filed on June 3, 2011 and incorporated herein by reference.	Filed

* In accordance with Rule 406T of Regulation S-T, the XBRL (“eXtensible Business Reporting Language”) related information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

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ITEM 17. UNDERTAKINGS

Registrant hereby undertakes:

•

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a) (3) of the Securities Act; (ii) reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

•

That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

•	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

•	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

•	That, for the purpose of determining liability under the Securities Act to any purchaser:

•	Pursuant to Rule 430B:

•

That each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

•

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

•

that in a primary offering of securities by the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

•	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

•	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

•	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto, duly authorized in Zug, Switzerland on January 22, 2015.

Panex Resources Inc.

	By:	/s/ Mark Gasson
Mark Gasson
Principal Executive Officer

January 22, 2015	By:	/s/ Ross Doyle
Ross Doyle
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

January 22, 2015	By:	/s/ Mark Gasson
Mark Gasson
Director, Chief Executive Officer, President

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